As filed with the Securities and Exchange Commission on May 21, 2026

Registration No. 333-283135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANARY HBAR ETF

(Exact name of registrant as specified in its charter)

Delaware	99-6922743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Canary Capital Group LLC
8 Cadillac Drive, Suite 300
Brentwood, TN 37027
(615) 200-0788
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Morrison C. Warren, Esq.,
James Audette, Esq.,
Chapman and Cutler LLP
320 South Canal Street
Chicago, IL 60606
(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated May 21, 2026

PROSPECTUS

Shares

Canary HBAR ETF

The Canary HBAR ETF (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on the Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the value of HBAR, the native asset of the Hedera Network (“HBAR”), held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust will hold HBAR and establish its net asset value (“NAV”) by referencing the price of HBAR in U.S. Dollars as measured by the CoinDesk Hedera USD CCIX 60min NY Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the HBAR-USD CCIXber Reference Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major HBAR trading platforms (“Constituent Platforms”). Canary Capital Group LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, U.S. Bancorp Fund Services, LLC is the Trust’s transfer agent (in such capacity, the “Transfer Agent”) and administrator (in such capacity, the “Administrator”), U.S. Bank, N.A. is the Trust’s cash custodian (in such capacity, the “Cash Custodian”), and BitGo Bank & Trust, N.A. and Archax Ltd. (together, the “Custodians”) are the custodians for the Trust, and will hold all of the Trust’s HBAR on the Trust’s behalf.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of HBAR attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either HBAR represented by the Basket being created or cash needed to purchase the amount of HBAR represented by the Basket being created, in each case as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the HBAR represented by the Basket to be either distributed in-kind or sold and the cash proceeds distributed. A financial firm that is authorized to purchase or redeem Shares with the Trust (known as an “Authorized Participant”) will deliver, or facilitate the delivery of, HBAR or cash to the Trust’s account with the Custodians (in the case of HBAR) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver HBAR or cash to such Authorized Participant or an Authorized Participant’s designee (an “Authorized Participant Designee”) when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “HBR.”

The Trust is offering an indeterminate number of Shares. The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in HBAR futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD HBAR. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 20.

the Shares of the trust are neither interests in nor obligations of the Sponsor, the trustee, the administrator, the transfer agent, THE Marketing Agent, the Custodians or any of their respective affiliates. the Shares are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [     ], 2026

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Canary HBAR ETF (the “Trust”) is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the value of HBAR, the native asset of the Hedera Network (“HBAR”), held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of HBAR. In seeking to achieve its investment objective, the Trust will hold HBAR and establish its net asset value (“NAV”) by referencing the price of HBAR in U.S. Dollars as measured by the CoinDesk Hedera USD CCIX 60min NY Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the HBAR-USD CCIXber Reference Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major HBAR trading platforms (“Constituent Platforms”). The Trust is sponsored by Canary Capital Group LLC (the “Sponsor”), a wholly owned subsidiary of Canary Capital Group Inc.

The Trust intends to provide direct exposure to the value of HBAR held by the Trust with BitGo Bank & Trust, N.A. (the “BitGo Custodian” or “BitGo”) and Archax Ltd. (the “Archax Custodian” or “Archax”, and collectively with the BitGo Custodian, the “Custodians”). While the BitGo Custodian is a chartered national bank, crypto assets are not insured by the Federal Deposit Insurance Corporation (the “FDIC”). The BitGo Custodian carries insurance provided by private insurance carriers in the amount of $250,000,000, which is shared among all of BitGo’s clients and are not specific to the Trust, and therefore unlikely to cover all of the Trust’s HBAR held by BitGo. The Archax Custodian is authorized by the Financial Conduct Authority of the United Kingdom to provide digital asset custody services; however, the custody services provided to the Trust under the Archax Custodial Services Agreement are not regulated under the Financial Services and Markets Act 2000, and the Trust’s assets held by the Archax Custodian are not protected by the FDIC, the UK Financial Services Compensation Scheme, or any equivalent investor protection scheme. The Archax Custodian does not maintain private insurance covering client assets. The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, a standardized reference rate published by the Benchmark Provider that is designed to reflect the performance of HBAR in U.S. dollars. The Pricing Benchmark is calculated by the Benchmark Provider based on an aggregation of executed trade flow of major HBAR trading platforms. The Pricing Benchmark is calculated as of 4:00 p.m. Eastern time (“ET”).

Pursuant to the Trust Agreement, to protect and conserve the Trust property, the Sponsor may stake the Trust’s HBAR with one or more staking providers approved by the Sponsor. Any expenses associated with staking the Trust’s HBAR will be borne by the Sponsor and not the Trust. Any staking rewards generated from the Trust’s HBAR holdings will accrue to the benefit of the Sponsor as partial compensation for its services to the Trust, and will not accrue to the Trust or benefit Shareholders. Shareholders will not receive any portion of the staking rewards. The amount of HBAR represented by each Share will not increase as a result of any staking rewards. The amount of HBAR represented by each Share will decline over time due to the transfer of the Trust’s HBAR to pay the Sponsor Fee and other Trust liabilities, if any, regardless of whether the trading price of the Shares rise or fall.

The Sponsor will stake the Trust’s HBAR in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

HBAR is a digital asset. Like all digital assets, buying, holding and selling HBAR is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of HBAR does not entitle its holders to any portion of a company’s profits or any stream of income payments. HBAR is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for HBAR through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding HBAR directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use HBAR by investing in the Shares rather than purchasing, holding and trading HBAR directly.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except to elect a successor Sponsor upon the resignation of the Sponsor or as otherwise required by laws of the state of Delaware, Shareholders will have no voting rights under the Trust Agreement (as defined below).

Except for as may be required to meet the needs of the Liquidity Risk Management Policy, the Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

HBAR and the Hedera Network

The Hedera Network enables people to interact and transact online efficiently and securely without the need for third-party intermediaries that often collect and sell users’ personal information. The purpose of the Hedera Network is to provide a stable, trustworthy network for a wide variety of decentralized, enterprise-grade applications. Although the primary purpose of the Hedera Network is not to operate a payments system or store of value, like most public distributed ledger technology (“DLT”) networks, the Hedera Network requires a cryptocurrency to properly operate and incentivize consensus and behavior on the network. The Hedera Network’s native cryptocurrency is HBAR, which serves two vital purposes: it is used as a mechanism to secure the network against cyberattacks through the Hedera Network’s distributed consensus process, and it provides the “fuel” that incentivizes and pays for the computing resources necessary to enable the Hedera Network.

The Hedera Network is built on the hashgraph distributed consensus algorithm, invented by Dr. Leemon Baird and subsequently patented by Swirlds, Inc. in 2016. Dr. Baird co-founded both Swirlds and Hedera, and Mance Harmon, a co-founder and executive of Hedera, also co-founded Swirlds. Swirlds has granted to Hedera an exclusive, non-transferable, perpetual license to use the hashgraph technology solely for operating the Hedera Network. Because Dr. Baird and Mr. Harmon have affiliations with and may hold interests in both Hedera and Swirlds, their involvement could present potential conflicts of interest with respect to the license and other arrangements between Hedera and Swirlds.

One central difference between hashgraphs and blockchains is how they add transactions to their respective distributed ledgers. Generally on a blockchain, blocks with records of transactions are added to the data-chain one after the other to create a history of the network’s data. If two miners create blocks simultaneously, the blockchain will momentarily fork and the network’s nodes will choose to continue adding to the longest chain, abandoning the shorter chain. The sequential order must be maintained for the network to function and to ensure the ledger consists of just one chain of blocks.

The Hedera Network is governed by the Hedera Governance Council (“Hedera Council”), a rotating group of global organizations that span multiple industries and geographies. The primary responsibilities of Hedera Council members are to: (i) participate in the governance of the Hedera Network; and (ii) host and maintain a node on the Hedera Network. Hedera Council members contribute their expertise and experience in Council deliberations and decision-making relating to software updates, Hedera Treasury management, network pricing, regulatory compliance, and other key governance matters.

Ecosystem and developer activity. Hedera supports three principal services used by decentralized applications (dApps): the Hedera Smart Contract Service (EVM-compatible smart contracts), the Hedera Token Service (native fungible and non-fungible tokenization) and the Hedera Consensus Service (high-throughput, verifiable messaging and ordering). As of September 21, 2025, there are approximately 76 notable dApps and approximately 67 enterprise applications in production on mainnet and an unknown quantity of additional projects in active development or testnet across use cases including payments and micropayments, decentralized finance (DEXs, lending, stablecoin rails), tokenization of real-world and digital assets, sustainability and ESG reporting, supply-chain and product provenance, identity and credentialing, gaming and NFTs, and data-integrity/logging. Public ecosystem trackers indicate approximately 88 monthly active core developers building on Hedera over the prior month period end September 21, 2025, and approximately 35 code repositories with recent commits related to Hedera-based development. Actual figures may vary over time as projects launch, pause, or discontinue.

Token supply and holdings. HBAR has a fixed maximum supply of 50 billion tokens. As of April 2026, approximately 43.3 billion HBAR (86.6%) were in circulation, distributed across multiple wallets. As of the same date, the Hedera Council collectively held approximately 15% of total supply, the majority of which consisted of unreleased tokens held in treasury and subject to governance policies. On December 20, 2024, the Hedera Council announced a grant of 7,000,000,000 HBAR to the Hedera Foundation (14% of total supply) to support ecosystem growth; as of February 14, 2025, approximately 3,500,000,000 HBAR of that grant had been transferred to wallets controlled by the Hedera Foundation, with the remainder subject to future disbursements pursuant to grant program parameters. It is possible that persons or entities control multiple wallets that collectively hold a significant number of HBAR, even if each wallet individually holds a small amount, and some wallets may be controlled by the same person or entity.

Risks related to ecosystem development. The value proposition of the Hedera Network depends in part on attracting and retaining developers, users and applications. Despite grant programs and ecosystem initiatives, there can be no assurance that Hedera will continue to attract additional high-quality developers or projects, that existing projects will achieve product-market fit or sustained user adoption, or that users will continue to transact on the network. Competing L1 and L2 networks may offer greater incentives, tooling, liquidity, or network effects. If developer activity, dApp launches, or user adoption slow or decline, network usage and fee revenue could decrease, the perceived utility of HBAR could be adversely affected, and the market price and liquidity of HBAR could decline. Grant allocations may be delayed, insufficient, misallocated, or ineffective, and funded projects may fail to deliver. Concentrated holdings, token unlocks, or sales by large holders (including ecosystem programs) could increase volatility and exert downward pressure on the HBAR market price.

For more information on HBAR and the Hedera Network, see “HBAR, HBAR Markets and Regulation of HBAR” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of HBAR, as measured by the Pricing Benchmark, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold HBAR and will value its Shares daily as of 4:00 p.m. Eastern time (“EST”) using the same methodology used to calculate the Pricing Benchmark. All of the Trust’s HBAR will be held by the Custodians.

The Pricing Benchmark

The Pricing Benchmark was designed to provide a continuous reference rate of the U.S. dollar price of one HBAR. The Pricing Benchmark is calculated by the “Benchmark Provider” based on an aggregation of executed trade flow of major HBAR trading platforms, which include, as of the date of this Prospectus, Bitstamp, Crypto.com, Kraken, OKX, and Bybit.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with HBAR and the Hedera Network

HBAR is a relatively new technological innovation with a limited history. There is no assurance that usage of the Hedera Network or HBAR will continue to grow. A contraction in the use or adoption of HBAR may result in increased volatility or a reduction in the price of HBAR, which could adversely impact the value of the Shares. Sales of HBAR that have been newly released from escrow may cause the price of HBAR to decline, which could negatively affect an investment in the Shares. HBAR markets have a limited history, HBAR trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of HBAR and the Hedera Network continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of HBAR or otherwise impact the demand for HBAR. Disruptions at digital asset trading platforms could adversely affect the availability of HBAR and the ability of Authorized Participants to purchase or sell HBAR and, therefore, their ability to create and redeem Shares.

Spot markets on which HBAR trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at HBAR spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of HBAR and the ability of Authorized Participants (as defined below) to purchase or sell HBAR or HBAR derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodians, could prevent the Trust from accessing its HBAR. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer HBAR in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Pricing Benchmark

The failure of the Pricing Benchmark methodology to measure the actual value of HBAR could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the value of HBAR as calculated by the Pricing Benchmark methodology may differ from the value of HBAR calculated by other methodologies and the price of HBAR on any single spot market.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in HBAR. As noted, there are significant risks and hazards inherent in the HBAR market that may cause the price of HBAR to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the HBAR market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of HBAR, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s accounts with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Pricing Benchmark because the Trust incurs operating expenses and other fees and liabilities. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of HBAR trading platforms due to fraud, failure, security breaches or otherwise.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the Hedera Network or asset “air dropped” to holders of HBAR. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Hedera Network (other than what the Sponsor determines to be HBAR) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “HBR”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The Indicative Trust Value (the “ITV”) per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, https://canary.capital, or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://indices.coindesk.com/documentation-and-governance.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on September 24, 2024, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The Trust’s Service Providers

The Sponsor

The Sponsor, Canary Capital Group LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027. The Sponsor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining HBAR or the cash proceeds of the sale of the Trust’s remaining HBAR to the owners of record of the Shares. As compensation for its services, the Sponsor is entitled to receive the Sponsor Fee as well as any staking rewards generated from the Trust’s HBAR holdings. In consideration for receipt of the staking rewards and the Sponsor Fee, the Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below).

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

U.S. Bancorp Fund Services, LLC serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 615 East Michigan Street, Milwaukee, Wisconsin 53202. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s HBAR and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodians

The Archax Custodian and the BitGo Custodian serve as the Trust’s Custodians.

Under the Archax Custodial Services Agreement and the BitGo Custodial Services Agreement, the Custodians are responsible for safekeeping all of the Trust’s HBAR allocated to each of the Custodians. The Custodians were selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodians that will hold the Trust’s HBAR (the “HBAR Accounts”), as well as facilitating the transfer or sale of HBAR required for the operation of the Trust.

The Cash Custodian

U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent, serves as the cash custodian for the Trust (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-HBAR assets of the Trust.

The Marketing Agent

Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

Pricing Benchmark

CoinDesk Indices, Inc., a Delaware corporation (the “Benchmark Provider”), publishes the Pricing Benchmark and is responsible for oversight of the Pricing Benchmark.

HBAR Trading Counterparties

The Trust buys and sells HBAR through HBAR trading counterparties selected by the Sponsor. The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of the date of this Prospectus, the Trust has entered into agreements with each of Flowdesk, Cumberland DRW, FalconX, and JSCT to serve as an HBAR trading counterparty to the Trust. Each of these HBAR trading counterparties is, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual fee of 0.95% of the Trust’s HBAR Holdings (the “Sponsor Fee”). The Trust’s “HBAR Holdings” is the quantity of the Trust’s HBAR plus any cash or other assets held by the Trust represented in HBAR as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in HBAR as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as partial compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s HBAR Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in HBAR and be payable monthly in HBAR or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of HBAR to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

Pursuant to the Trust Agreement, to protect and conserve the Trust property, the Sponsor may stake the Trust’s HBAR with one or more staking providers approved by the Sponsor. Any expenses associated with staking the Trust’s HBAR will be borne by the Sponsor and not the Trust. Any staking rewards generated from the Trust’s HBAR holdings (the “Staking Rewards”) will be paid to the Sponsor as partial compensation for services performed under the Trust Agreement. Any Staking Rewards will be paid directly to the Sponsor. The Trust, and consequently the Shareholders, will not receive any portion of the Staking Rewards.

As consideration for its receipt of any Staking Rewards and the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Marketing Agent, the Administrator, the Custodians, the Transfer Agent, the Cash Custodian, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of HBAR, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent the Trust incurs Extraordinary Expenses, it will be required to sell HBAR to pay such expenses. To the extent on-chain transaction fees are incurred in connection with transfers or sales of HBAR to pay the Sponsor Fee or any Sponsor-paid Expenses, the Sponsor will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of HBAR in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell HBAR at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in HBAR, the amount of HBAR transferred or sold may vary from time to time depending on the actual sales price of HBAR relative to the Trust’s expenses and liabilities (e.g., if the price of HBAR falls, the amount of HBAR needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell HBAR, the Trust may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of HBAR incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Trust’s Custodians will maintain custody of all of the Trust’s HBAR, which will be held in segregated accounts in the name of the Trust on the Custodians’ books and records. A portion of the HBAR may be held in hot storage, which requires private keys to be held online on the Custodians’ intranet, where they are more accessible and can be used for more efficient HBAR transfers. A majority of the HBAR held by the Custodians will be held in offline (“cold”) storage, and the Custodians are solely responsible for managing the allocation of HBAR in hot and cold storage and do not publicly disclose what percentage of HBAR is held in cold storage. The Trust, as client of the Custodians, performs regular diligence of operational practices of the Custodians, including practices related to the allocation of assets held in cold or hot storage.

Within such hot and cold wallets, the Custodians have represented to the Sponsor that they keep a substantial majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. The Custodians have represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodians balance anticipated liquidity needs for their customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of HBAR that the Custodians maintain in cold wallets versus hot wallets.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s HBAR is (are) generated and stored in an offline manner. When the Custodians transfer HBAR from cold storage to a hot wallet, they do so by sending HBAR over the Hedera Network. Private keys are generated on devices that are not and never have been connected to the internet so that they are resistant to being hacked. The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States and Europe. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, and hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The private keys related to the Trust’s HBAR are not accessible to any person or entity (including the Sponsor) except the Custodians. The Sponsor and the Trust’s service providers will have the ability to verify the existence of the Trust’s HBAR through information provided from the Custodians.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. The Custodians may receive deposits of HBAR but may not send HBAR without use of the corresponding private keys. Outbound HBAR transfers require cryptographic signing by the Custodians using private keys, which are protected using high standards of physical, cyber, and operational controls.

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash. The Trust is obligated to convert any cash contributed to HBAR as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses.

The Sponsor will allocate the Trust’s HBAR between segregated accounts at each Custodian. In determining the amount and percentage of the Trust’s HBAR to allocate to each account, the Sponsor will consider: (i) the concentration of the Trust’s HBAR at each Custodian; (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian; (iii) the insurance policies and / or regulatory protections offered by each Custodian; (iv) the fees and expenses associated with the storage of the Trust’s HBAR at each Custodian; (v) the fees and expenses associated with the transfer to or from the account at each Custodian; and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s HBAR held at either Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of HBAR between the accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of HBAR between the accounts at each Custodian will occur “on-chain” over the Hedera Network. On-chain transactions are subject to all of the risks of the Hedera Network, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

The Shares

The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all HBAR and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the HBAR held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. EST. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of HBAR attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either HBAR represented by the Basket being created or cash needed to purchase the amount of HBAR represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the HBAR represented by the Basket to be either distributed in-kind or sold and the cash proceeds distributed. An Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), will deliver, or facilitate the delivery of, cash to the Trust’s account with the Cash Custodian in exchange for Shares when they purchase Shares, and the Trust will deliver either HBAR or cash to such Authorized Participant or its Authorized Participant Designee when they redeem Shares with the Trust. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive HBAR as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving HBAR as part of the creation or redemption process. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “HBR.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of HBAR by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of HBAR to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of either HBAR or cash. Deposits of HBAR are held by the Custodians on behalf of the Trust until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of HBAR, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

HBAR, HBAR MARKETS AND REGULATION OF HBAR

This section of the Prospectus provides a more detailed description of HBAR, including: information about the historical development of HBAR; how a person holds HBAR; how to use HBAR in transactions; how to trade HBAR; the spot markets where HBAR can be bought, held and sold; and the HBAR OTC market.

HBAR and the Hedera Network

The Hedera Network (the “Hedera Network”) is a public distributed ledger technology (“DLT”) network that enables people to interact and transact online efficiently and securely without the need for third-party companies, which often collect and sell their users’ personal information. The purpose of the Hedera Network is to provide a stable, trustworthy network for a wide variety of decentralized, enterprise-grade applications. Although the primary purpose of the Hedera Network is not to operate a payments system or store of value, like most public DLT networks, the Hedera Network requires a cryptocurrency to properly operate and incentivize consensus and behavior on the DLT network. HBAR is the native cryptocurrency of the Hedera Network. HBAR are used to power decentralized applications, build peer-to-peer transactional models, and protect the network from malicious actors. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release that specifically identified HBAR as a “digital commodity” that is not itself a security. While this interpretive release provides regulatory clarity regarding the status of HBAR, it is an interpretive rule and not binding law.

Hedera Technology

The Hedera Network works through a type of distributed consensus technology based on the “hashgraph” consensus algorithm. The combination of the consensus algorithm and corresponding data structure of the Hedera Network is different from most other prominent DLT networks that are based on blockchain technology.

Like blockchains and other DLTs, the Hedera Network allows online communities to create a shared, trustworthy database without the need for a third-party intermediaries. Other DLT networks face trade-offs between performance and security (if they are faster, they are less secure; if they are more secure, they are forced to slow down). In contrast, the Hedera Network technology utilizes a different system that Hedera believes provides superior levels of performance and security. According to Hedera, hashgraph based transactions are processed at speeds that can be orders of magnitude faster than on a blockchain, and offers higher levels of security needed for distributed networks.

The Sponsor has not independently and statistically verified the improved performance and security of the Hedera Network, but believes it to be a superior technology for DLT networks. The Sponsor believes that the Hedera Network’s potential for dramatically faster and more secure network transactions, compared to blockchains, enables a whole range of new applications, use cases, and business models not currently possible on other DLT networks.

According to Hedera, developers and enterprises can use the Hedera Network’s services (cryptocurrency, smart contracts, file, and Hedera Consensus Service) to create applications that run on top of the network. The Hedera Network supports the potential for an exceptionally wide range of applications — from music-streaming services to pharmaceutical supply chain management to energy microgrids to multi-player online games.

Hashgraph Distributed Consensus

The Hedera Network is built on the hashgraph distributed consensus algorithm, invented by Dr. Leemon Baird and patented by Swirlds, Inc. in 2016. Swirlds has granted to Hedera an exclusive, non-transferable, perpetual license to use hashgraph technology for the sole purpose of operating the Hedera Network. The hashgraph data structure and consensus algorithm provide a novel platform for distributed consensus.

One central difference between hashgraphs and blockchains is how they add transactions to their respective distributed ledgers. On a blockchain, blocks of transactions are appended sequentially; simultaneous block production can cause temporary forks, after which the network converges on the longest chain. Hashgraph also batches transactions, but unlike many blockchains, all hashgraph “events” are incorporated into the ledger—none are discarded—forming a Directed Acyclic Graph (DAG). DAGs can reduce data size per transaction, lowering costs, increasing speed, and improving scalability.

To achieve consensus on transaction ordering, hashgraph computes a fair order in a decentralized environment, limiting the ability of individuals or small groups to manipulate ordering. It uses “gossip about gossip” and virtual voting: nodes randomly gossip the information they hold; each sync creates an “event” containing a timestamp, transactions, hashes of parent events, and a signature. Through virtual voting, nodes determine consensus timestamps and order without centralized leaders.

As of May 2026, the Hedera mainnet operates 32 consensus nodes, all of which are operated by members of the Hedera Governing Council or their designated affiliates. Community-run mirror nodes provide scalable, read-only access to network data but do not participate in consensus.

HBAR is the Hedera Network’s native cryptocurrency, used both to pay fees and to secure the network through stake-weighted consensus. Each transaction fee on the network is composed of three components that reflect measured resource usage: a node fee, which compensates the submitting (access) node for API handling and gossip; a network fee, which compensates consensus nodes for bandwidth, storage, and computation needed to reach consensus; and a service fee, which covers execution and storage for the specific service, such as crypto transfers, token operations, smart contracts, or Consensus Service messages. Fees are defined by a published schedule denominated in USD. The network estimates resource usage for the transaction type, prices those resources according to the schedule, sums the node, network, and service fees, and then converts the USD amount to HBAR at the current exchange rate at the time of submission. Certain entities, such as tokens, topics, files, and contracts, may also incur ongoing storage or auto-renewal fees based on bytes stored and the chosen renewal period. Typical simple transaction fees are fractions of a US cent, while creation or storage-heavy operations cost more. Fee schedules are subject to governance updates. As of May 2026, the average transaction cost is less than $.0011 per transaction.

Rewards are provided to different categories of network participants. Consensus node operators, who are members of the Hedera Council, receive node fees for transactions they submit and a share of network fees as determined by governance. Their influence in virtual voting is proportional to their stake. Proxy stakers, meaning HBAR holders who stake to a node, receive staking rewards in HBAR from the network’s staking reward fund. These rewards are proportional to their stake weight on the chosen node and the node’s eligibility, subject to network parameters. There is no slashing. Mirror node operators, application developers, and end-users do not receive protocol-level rewards, though they may receive ecosystem grants or incentives outside the consensus protocol from time to time.

The amount of staked HBAR eligible to receive full staking rewards is capped at 6.5 billion HBAR, which is 13% of the total supply of 50 billion HBAR. If the total amount staked for rewards exceeds 13% of the total supply, the reward rate will drop accordingly (e.g. if 26% is staked for rewards, then the effective reward rate for all stakers will be reduced by 50%). Historically, maximum annual staking yields have fluctuated between 6.5% at inception of the Hedera Network, to 0.2% in 2024 and 2025, and more recently in 2026, maximum yields are 2.5%. As of May 2026, approximately 7.3 billion HBAR are staked, which reduces the maximum achievable annual yield to approximately 2.1%, while global realized yields are approximately 1.8% annualized.

Any HBAR account may stake its balance to a consensus node (proxy stake). HBAR remains liquid, with no lock-up, bonding, or slashing. Staking rewards begin to accumulate with the first full 24-hour epoch cycle and are distributed following each 24-hour epoch cycle. There is no minimum staking amount to earn rewards. Stake weight contributes to the node’s consensus weight up to a configurable maximum stake cap per node. Rewards accrue by staking period, which is daily, and are calculated from a governance-controlled reward rate and the total stake distribution. Rewards are paid in HBAR and typically materialize to an account upon a balance change after the close of a staking period. Unstaking or changing a staked node takes effect at the next staking period boundary according to network rules.

Security and finality Gossip speed is independent of which node submitted a transaction and cannot be accelerated by paying higher fees. With no leaders in consensus, no small subset of nodes can unduly influence ordering, supporting asynchronous Byzantine Fault Tolerance (aBFT). Transactions propagate and reach final consensus in seconds. Applications may submit the same transaction to multiple nodes; only the first to reach consensus is accepted, and duplicates are ignored.

Hedera Governing Council

The Hedera Network is governed by the Hedera Governing Council (“Hedera Council”), a rotating group of global organizations that span multiple industries and geographies. The Council consists of up to 39 members. As of April 2026, the Hedera Council is composed of 32 organizations. Material members include: Aberdeen, Australian Payments Plus, Arrow, Bitgo, Blockchain for Energy, Chainlink Labs, Dell, Deutsche Telekom, DLA Piper, Google, Hitachi, IBM, LG, Nomura, Nairobi Securities Exchange, Shinhan Bank, Standard Bank, and Ubisoft. The primary responsibilities of Hedera Council members are to: (i) participate in the governance of the Hedera Network; and (ii) host and maintain a node on the Hedera Network. Hedera Council members contribute their expertise and experience in deliberations and decision-making relating to software updates, Hedera Treasury management, network pricing, regulatory compliance, membership, and other key governance matters.

Each Hedera Council member holds an equal ownership interest in the Hedera Network and has equal voting rights on governance matters. The Hedera Council membership does not confer any economic interest in Hedera itself, such as rights to dividends or a share of profits derived by Hedera. Other than Swirlds, Inc. (which has a permanent Hedera Council seat), each Hedera Council member is term-limited to two consecutive three-year terms, and members rotate on and off the Hedera Council.

The Hedera Council operates through a governance framework that includes a board (comprised of representatives of member organizations), standing and ad hoc committees (which may include, for example, technical, compliance, treasury/finance, and membership committees), and officers (such as a chair, vice chair, secretary, and treasurer) elected or appointed pursuant to the Council’s governing documents. Decisions on material matters—including network software updates, parameter changes (such as fees and pricing), treasury management, regulatory/compliance policies, membership, and budgeting—are adopted by Council vote in accordance with thresholds specified in its governing documents, which may include simple-majority or supermajority requirements depending on the subject matter. The Hedera Council also votes on proposals to upgrade the Hedera Network software and other features, although the source code and protocols for the Hedera Network are capable of being developed in an open- or closed-source environment for distributed applications.

Hedera does not provide dividends, profit shares, or similar distributions to Council members by virtue of membership. However, Council members that host and maintain a node may receive HBAR-denominated rewards for node operation (including staking-related or node-service rewards), as well as reimbursement of certain approved operating expenses, in each case pursuant to Council-approved budgets, policies, and smart-contract or programmatic distributions. Staking rewards and node rewards are tied to the participation on validating transactions on the Hedera Network as opposed to any economic rights associated with Hedera directly.

Because Council membership consists of a limited number of organizations, decision-making authority is concentrated among that group. This concentration could reduce the influence of non-Council participants and result in decisions that do not align with the interests of all network users or HBAR holders. If a majority of Council members act in concert, they could exert significant control over the direction of the network.

Hedera’s “HBAR” Cryptocurrency

HBAR is the Hedera Network’s native cryptocurrency and serves two core functions: (1) securing the network via Hedera’s distributed consensus, and (2) providing the fuel to pay for and incentivize network computation.

At launch in August 2018, the total fixed supply of 50 billion HBAR was minted and placed into Hedera Treasury accounts, which are cryptographically secure, multi-signature accounts. Transfers from Treasury require signatures from a majority of Hedera Council members, helping keep control decentralized among diverse, reputable organizations.

During the first year, nearly all HBAR remained in Treasury, aside from 6.7 million HBAR distributed to early users for community testing. On September 16, 2019, Hedera opened to the public. Shortly after, the Treasury began distributing HBAR to purchasers under simple agreements for future tokens (SAFTs), and subsequently to employees, advisors, vendors, and others. HBAR also became available on certain digital asset trading platforms for developers and users to acquire for network use.

The allocation and vesting of HBAR are structured to support the long-term growth and security of the Hedera Network. A portion of the total supply, specifically 25.01%, is reserved for the Treasury, ecosystem growth, and network operations, and is released over multiple years according to the Hedera Treasury’s measured release schedule, subject to Council approval. SAFT purchasers receive 25.40% of the total supply, with their allocations subject to time-based vesting and lockups, and periodic unlocks over several years following Open Access; any unvested amounts remain locked. Founders, employees, advisors, and service providers are allocated 13.17% of the supply, which is subject to multi-year vesting and/or lockups with staged or linear releases, and unvested tokens remain restricted. Licensor, technology, and strategic partners, such as those involved in intellectual property and research and development, are allocated 7.77% and are generally subject to multi-year vesting with periodic unlocks. Additionally, 28.65% is allocated for ecosystem grants and strategic initiatives, which are released as milestones are met and typically include lockups or vesting to align incentives.

Hedera follows a slow, measured release from the Treasury, intended to align the growth of circulating supply with the adoption and use of the network. Unlocks occur in scheduled tranches, and unvested or time-locked balances remain in Treasury-controlled accounts until their release conditions are met. The release schedule and emissions may be adjusted in response to demand for network services, security considerations, developer and ecosystem incentives, and regulatory factors.

As of April 2026, approximately 86% of the total HBAR supply was in circulation, while the remaining 14% was held in the Treasury and/or subject to vesting and time locks. This release cadence is designed to reduce attack risk and to ensure that the price of HBAR is determined primarily by market forces rather than by discretionary actions of the Hedera Council.

Summary of an HBAR Transaction

On the Hedera Network, HBAR is used as a “fuel” to pay for network services and to reward nodes for providing their computing resources (bandwidth, processing power, memory) to the network. Prior to engaging in HBAR transactions directly on the Hedera Network, a user generally must first create a Hedera account ID, a unique account stored and accessible on the Hedera Network. Wallets are a software program that will allow the user to generate a private and public key pair, which provide credentials needed to control a unique Hedera account ID. The wallet and the Hedera account ID enables the user to connect to the Hedera Network and transfer HBAR to, and receive HBAR from, other users.

To receive HBAR, the recipient must provide its Hedera account ID initiating the transfer. This activity is analogous to a recipient for a transaction in USD providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the account from where the payor is transferring the HBAR. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the HBAR contained in the associated address. Likewise, HBAR is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending HBAR, a user’s wallet must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s wallet and ultimately to the Hedera Network allowing for the transaction to be confirmed.

In addition, since every transaction on the Hedera Network requires computation and processing power, there is a transaction fee involved with the transfer that is paid by the payor and data added to the ledger. The fees for a particular action will depend on the type of network services used (cryptocurrency, smart contracts, file service, Hedera Consensus Service) and the degree and duration of network resources consumed in processing the transaction. The overall fee for an action on the network is called a “Transaction Fee”, which is composed of three distinct fees—a Node Fee, a Network Fee, and a Service Fee. Each of these fees relate to how the transaction is submitted to and validated by the network, and the amounts of these fees are set by Hedera’s Council. In addition, developers offering applications on the Hedera Network may also charge their users an Application Fee.

Development on the Hedera Network

The Hedera Network provides application programming interface (API) access to the network for developers to build software. Hedera’s system development kits (SDKs) allow developers to use leading software development programming languages such as JavaScript, Java and Go. Hedera Network services include: cryptocurrency (i.e., HBAR), file storage, consensus, smart contract and token. Although the current network is functional, Hedera has noted its intentions to add additional features and services in the future.

One of the leading services are smart contracts, which are programs that run on a DLT that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Solidity is one of the most popular programming languages with extensive code libraries designed for building smart contracts, which Hedera’s smart contract services supports.

Development on the Hedera Network involves building more complex tools on top of smart contracts, such as decentralized apps (dApps) and organizations that are autonomous, known as decentralized autonomous organizations (DAOs). For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Hedera Network may also been used as a platform for creating new digital assets, although such uses are more prominent on the Hedera Network. More recently, the Hedera Network has been used for decentralized finance (“DeFi”) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. To the extent that Hedera demonstrates scalability, reliability and security, and is adopted by the public and enterprise actors, DeFi activities may also become material on Hedera.

Forms of Attack Against the Hedera Network

All networked systems are vulnerable to various kinds of attacks, including majority-controlled attacks, distributed denial-of-service strikes, botnet attacks, Sybil attacks, and malignant partition firewall coordinated assaults. As with any computer network, the Hedera Network could be subject to certain flaws, which could be exploited by attackers.

For example, the Hedera Network relies on a staking mechanism similar to PoS to protect the network from malicious actors. However, PoS is susceptible to Sybil attacks in which if an excess of 33% of nodes on the network act maliciously, they can disrupt or halt consensus. And if an excess of 66% of nodes become malicious, consensus can become corrupted. The development of software on and consensus around the Hedera Network could be temporarily or more permanently impacted.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in transaction recording and in the transfer of digital assets. Any similar attacks on the Hedera Network that impact the ability to transfer HBAR could have a material adverse effect on the price of HBAR and the value of the Shares.

HBAR Market and Digital Asset Trading Platforms

Users are required to hold HBAR in order to engage in transactions on the Hedera Network. In addition, investors may purchase and sell HBAR to speculate as to the value of HBAR in the HBAR market, or as a long-term investment to diversify their portfolio. The value of HBAR within the HBAR market is determined, in part, by the supply of and demand for HBAR, market expectations for the adoption of HBAR and the Hedera Network by individuals, the volume of commercial and private end-user-to-end-user transactions.

The most common means of determining a reference value is by surveying trading platforms where secondary markets for HBAR exist. The most prominent digital asset trading platforms are often referred to as “exchanges,” although they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from digital asset trading platforms. Generally speaking, HBAR data is available from these digital asset trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the USD or Euro or another digital asset such as HBAR or tether. In addition, HBAR and Hedera-based tokens (and the cryptocurrency and crypto tokens transiting other smart contract networks) are often traded through decentralized smart contract platforms referred to as “decentralized exchanges.” OTC dealers or market makers do not typically disclose their trade data.

Currently, there are several digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of HBAR buying and selling activity and provide the most data with respect to prevailing valuations of HBAR. HBAR is currently listed for trading on a limited number of U.S. based digital asset trading platforms, including Coinbase, Binance.US and Bittrex. Most of HBAR trading activity takes place on overseas platforms including Binance, KuCoin, Huobi and OKEx. A digital asset trading platform provides investors with a way to purchase and sell HBAR, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) that monitor against money-laundering and other illicit financing. Digital asset trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell HBAR and other digital assets.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to HBAR, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By January 2025, this figure had dropped to around 54% as other digital assets such as ether launched and/or grew faster than bitcoin.

Shareholders creating Shares will have the option of acquiring HBAR to be deposited with the Trust either on digital asset trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of HBAR are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

This is not intended as an exhaustive list of all forms of attack against the Hedera Network. For additional information, see the “Risk Factors” section of this Prospectus.

Market Participants

Nodes

This sector represents operators of computers connected to the Hedera Network for purposes of maintaining the distributed system. The primary network nodes represent consensus nodes (“Consensus nodes”) who broadcast transactions and valid consensus. Initially, only Hedera Council members will run permissioned Consensus nodes. Some Hedera Council members are running their nodes independently while, for a transition period, some members will run their nodes with assistance from Hedera’s developer operations team. Hedera is currently in the process of transitioning full operation of the nodes to the Hedera Council members.

In the future, Hedera has noted it plan is to expand the ability to host Consensus nodes over time, starting with other trusted organizations and, eventually permissionless to node operator who can meet basic requirements for bandwidth, CPU, and storage. Hedera has stated it hope to eventually have a huge diversity of nodes around the world, run by ordinary people.

Additionally, mirror nodes (“Mirror nodes”) represent a type of “read-only” network nodes. Operators of these set of nodes maintain all the same requirements and most functionality of the Consensus nodes. However, Mirror nodes cannot submit transactions for consensus or record data into the network’s ledger. Anyone is eligible to operate a Mirror node.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer HBAR transactions through the direct sending of HBAR over the Hedera Network. The retail sector also includes transactions in which consumers pay for goods or services with HBAR through direct transactions or third-party service providers such as BitPay, Coinbase and GoCoin. While the use of bitcoin to purchase goods and services from commercial or service business is developing, HBAR has not yet been accepted in the same manner.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of HBAR. Bitfinex, Bitstamp, Coinbase, Gemini, and Kraken are some of the largest trading platforms by volume traded. The Custodians for the Trust are digital asset custodians that provide custodial accounts that store HBAR for users. As the Hedera Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Hedera Network.

Competition

Thousands of digital assets, as tracked by Coinmarketcap.com as of September 2025, have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While HBAR has enjoyed some success in its limited history, the aggregate value of outstanding HBAR is far smaller than that of bitcoin and ether and may be eclipsed by the more rapid development of other digital assets. Some industry groups are also creating private, permissioned blockchain versions of digital assets. For example, J.P. Morgan and others are developing an open source platform called Quorum, which is described as a version of ethereum designed for use by the financial services industry. Similar events may occur with HBAR.

Regulation of Hedera and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets.” This interpretive release established a five-category digital asset taxonomy, including “digital commodities,” “digital collectibles,” “digital tools,” “stablecoins,” and “digital securities.” Significantly, the interpretive release specifically identified HBAR as a “digital commodity” that, in the SEC’s view, is not itself a security because it does not have the economic characteristics of a security. The interpretive release stated that digital commodities are crypto assets intrinsically linked to and deriving their value from the programmatic operation of a functional crypto system and supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. While this interpretive release provides significant regulatory clarity regarding the status of HBAR, it is an interpretive rule and not binding law. There can be no assurance that the SEC will not modify, supersede, or withdraw this interpretation in the future, or that a court or other regulatory body would reach the same conclusion regarding the status of HBAR.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector, and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the HBAR futures markets. In addition, because the CFTC has determined that HBAR is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for HBAR. The CFTC has pursued enforcement actions relating to fraud and manipulation involving HBAR and HBAR markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving HBAR that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the Hedera Network, HBAR markets, and their users, particularly HBAR spot markets and service providers that fall within such jurisdictions’ regulatory scope. Several foreign jurisdictions have developed varying levels of regulatory frameworks surrounding exchange-traded HBAR products. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of HBAR by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Hedera ecosystem in the United States and globally, or otherwise negatively affect the value of HBAR held by the Trust.

The effect of any future regulatory change on the Trust or the HBAR held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Not a Regulated Commodity Pool

The Trust will not trade, buy, sell or hold HBAR derivatives, including HBAR futures contracts, on any futures exchange or through bilateral contracts. The Trust is authorized solely to take immediate delivery or, distribute, buy or sell actual HBAR. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. The Trust will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold HBAR derivatives, including HBAR futures contracts, on any futures exchange. Shareholders of the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, shareholders of the Trust will not benefit from the protections afforded to investors in regulated HBAR futures contracts on regulated futures exchanges.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including HBAR, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of HBAR, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including HBAR, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, digital asset prices increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including HBAR, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021, and throughout 2022. Digital asset prices continued to fluctuate through 2023 and 2024, while reaching new highs in mid-2025 followed by significant drawdowns into 2026.

Extreme volatility in the future, including further declines in the trading prices of HBAR, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of HBAR and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of HBAR.

Many digital assets, including HBAR, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain and similar technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as HBAR were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Hedera Network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by nodes, miners, stakers and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and we expect will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

●	The trading prices of many digital assets, including HBAR, are derived from a variety of factors including supply and demand for HBAR, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.

●	The trading prices of many digital assets, including HBAR, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, bitcoin and other digital asset prices have increased again since 2019, despite significant drawdowns in early 2020 amidst broader market declines as a result of the novel coronavirus outbreak. Digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of HBAR, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Hedera Network, would affect the ability to transfer digital assets, including HBAR, and, consequently, their value.

●	The loss or destruction of a private key required to access a digital asset such as HBAR may be irreversible. If private keys associated with the HBAR Account are lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the HBAR held in the HBAR Account that correspond to such private keys and the private keys will not be capable of being restored by the Hedera Network.

●	Nodes, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Hedera Network.

●	Many digital asset networks, including the Hedera Network, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

●	The open-source structure of Hedera services codebase, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Hedera Network could damage that network.

●	Bitcoin has only become selectively accepted as a means of payment by retail and commercial outlets, and commercial use of bitcoin remains limited in commercial and retail ventures. Instead, HBAR is largely used for DeFi and token offering solutions launched on the Hedera Network, the use of which may be cyclical and result in demand volatility. As a result, the prices of HBAR are largely determined by defi and token use, and by speculators, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as HBAR, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including HBAR, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of HBAR.

The first digital asset, bitcoin, was launched in 2009. The Hedera Network launched in 2018. In general, digital asset networks, including the Hedera Network and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	HBAR is only selectively accepted as a means of payment by retail and commercial outlets, and use of HBAR by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for HBAR transactions; refuse to process wire transfers to or from digital asset exchanges, HBAR-related companies or service providers; or refuse to maintain accounts for persons or entities transacting in HBAR. As a result, the price of HBAR may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept HBAR in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as HBAR, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of HBAR and withdrawal of assets from the Custodians even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. For example, some prominent contributors to other blockchain networks have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Hedera Network, any exchanges or businesses that facilitate transactions in HBAR may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

●	Users, protocol and application developers and node validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Hedera Network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Hedera Network.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing throughout 2022 and through 2023, digital asset prices began falling precipitously. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX, the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors.

The collapse of TerraUSD and the bankruptcy filings of FTX, Celsius, Voyager and BlockFi have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. Federal and state legislatures and regulatory agencies are expected to introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset trading platforms and custodians. The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including HBAR, which could have a negative effect on the value of HBAR, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of HBAR, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

A concentrated number of HBAR wallets is believed to hold, in aggregate, a significant percentage of the HBAR in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of HBAR, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of HBAR.

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries.

Countries such as China, India and Russia have previously taken regulatory action to prohibit certain activities relating to digital assets and may take additional steps to prohibit or otherwise limit the use of digital assets in the future. In addition, countries may impose new or existing regulatory regimes on digital assets that are inconsistent with their intended operation. The imposition of such regulatory regimes on digital assets may have wide ranging implications on the offer, sale, trading, clearing and use of such assets, which may impede their continued adoption. Such regulatory regimes may adversely affect an investment in the Shares.

For example, in the United States, the SEC has been active in asserting its jurisdiction over digital assets. Specifically, the SEC and its staff have taken the position that certain digital assets fall within the definition of a security under the U.S. federal securities laws, beginning with the June 2017 Report of Investigation that concluded that “DAO Tokens” were investment contracts, because they were issued with the purpose of raising funds for investing in digital assets. More recently, the bankruptcy filings of FTX, the third largest digital asset trading platform by volume at the time of its filing, and other bankruptcy filings of crypto companies throughout calendar year 2022 have increased the regulatory scrutiny of the digital asset industry. On June 5, 2023, the SEC charged each of Coinbase and Binance with operating its digital asset trading platform as an unregistered national securities exchange, broker and clearing agency, asserting that certain assets supported on each trading platform are securities. Furthermore, in August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list.

In addition, Congress continues to consider potential legislation designed to comprehensively regulate the digital asset industry in the U.S. If enacted, such new legislation could dramatically restructure the regulatory framework within which digital assets may be offered, sold, traded, cleared and used in the U.S. Such a restructuring could affect the viability of digital assets in the U.S. and accordingly adversely affect an investment in the Shares.

Hashgraphs and similar technologies utilizing consensus-based algorithms, such as the Hedera Network, are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. The Hedera Network uses a different consensus-based algorithm. While its proponents believe that the consensus-based algorithm has advantages, such consensus mechanisms, and their associated digital assets (such as HBAR) have not been tested at scale over as long of a period or been subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for node validators, technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, could lead to outright failure to function entirely causing a total outage or disruption of network activity, or could cause the blockchains to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the consensus-based public ledger on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

A determination that HBAR or any other digital asset is offered or sold as a “security” may adversely affect the value of HBAR and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset, including HBAR, may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. In June 2023, the SEC brought suit against two of the largest operators of digital asset trading platforms in Securities and Exchange Commission v. Binance Holdings Ltd., et al (the “Binance Complaint”) and Securities and Exchange Commission v. Coinbase, Inc., and Coinbase Global, Inc. (the “Coinbase Complaint”), alleging that Binance and Coinbase had solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the creation of the “Crypto Task Force.” The Crypto Task Force was dedicated to developing a comprehensive and clear regulatory framework for digital assets and was led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, entered into a joint stipulation with the SEC to dismiss the SEC’s lawsuit against them with prejudice. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release that, among other things, specifically identified HBAR as a “digital commodity” that is not itself a security. While this interpretive release provides regulatory clarity regarding the status of HBAR, it is an interpretive rule and not binding law, and there can be no assurance that the SEC will not modify, supersede, or withdraw this interpretation in the future, or that a court would reach the same conclusion.

Whether a digital asset is a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

If the Sponsor determines that HBAR is a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that HBAR is a security, the Sponsor does not intend to permit the Trust to continue holding HBAR in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). In determining whether HBAR is a security, the Sponsor does not engage in legal analysis on HBAR nor perform any analysis based upon any legal standard. Instead, the Sponsor reviews the following information to inform its determination: (1) public information to determine if the SEC, any other U.S. regulatory agency or any court has made any statements regarding HBAR, (2) public information regarding how digital asset markets view HBAR, including whether HBAR has been listed on reputable digital asset trading platforms that would have had access to a reasonable amount of information when making their determinations to list HBAR, (3) public information to undertake reasonable diligence into the structure and technology of HBAR, and (4) any other information gained from reputable sources that may impact the Sponsor’s view of HBAR, including a review of any websites associated with HBAR’s development. It is critical to note that such analyses are risk-based judgments made by the Sponsor and not a legal standard or determination binding on any regulatory body or court.

Any enforcement action by the SEC or a state securities regulator asserting that HBAR is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of HBAR, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is a security by the SEC or another regulatory authority may have similar effects.

If HBAR is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Trust’s assessment of HBAR as a non-security.

Risks Associated with HBAR and the Hedera Network

The value of the Shares relates directly to the price of HBAR, which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the HBAR held by the Trust and fluctuations in the price of HBAR could adversely affect the value of the Shares. The market price of HBAR may be highly volatile, and subject to a number of factors, including:

●	an increase in the HBAR supply that is publicly available for trading;

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

●	the adoption of HBAR as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Hedera Network;

●	forks in the Hedera Network;

●	investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, HBAR);

●	consumer preferences and perceptions of HBAR specifically and digital assets generally fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

●	investment and trading activities of large investors that invest directly or indirectly in HBAR;

●	a “short squeeze” resulting from speculation on the price of HBAR, if aggregate short exposure exceeds the number of Shares available for purchase;

●	a final determination that HBAR is a security or changes in HBAR’s status under the federal securities laws;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of HBAR as a form of payment or the purchase of HBAR on digital asset trading platforms;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing an HBAR transaction and the speed at which transactions are settled on the Hedera Network;

●	interruptions in service from or closures or failures of major digital asset trading platforms;

●	decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

●	increased competition from other forms of digital assets or payment services; and

●	the Trust’s own acquisitions or dispositions of HBAR, since there is no limit on the number of HBAR that the Trust may acquire.

In addition, there is no assurance that HBAR will maintain its value in the long or intermediate term. In the event that the price of HBAR declines, the Sponsor expects the value of the Shares to decline proportionately. The value of HBAR as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of HBAR has resulted, and may continue to result, in speculation regarding future appreciation in the price of HBAR, inflating and making the price of HBAR more volatile. As a result, HBAR may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.

HBAR is a relatively new technological innovation with a limited operating history.

HBAR has a relatively limited history of existence and operations. There is a limited established performance record for the price of HBAR and, in turn, a limited basis for evaluating an investment in HBAR. Although past performance is not necessarily indicative of future results, if HBAR had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

A decline in the adoption of HBAR or the Hedera Network could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of HBAR and the Hedera Network. However, a lack of expansion in usage of HBAR and the Hedera Network could adversely affect an investment in Shares.

The further development and acceptance of the Hedera Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the Hedera Network may adversely affect the price of HBAR and therefore an investment in the Shares. The further adoption of HBAR will require growth of the Hedera Network. Adoption of HBAR will also require an accommodating regulatory environment.

The use of digital assets such as HBAR to, among other things, buy and sell goods or services or facilitate cross-border payments is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The Hedera Network is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.

Today, speculators make up a significant portion of users of HBAR and other cryptocurrencies. Certain merchants and major retail and commercial businesses have only recently begun accepting HBAR and the Hedera Network as a means of payment for goods and services. Speculation may contribute to outsized price volatility, which in turn can make HBAR less attractive to merchants and commercial parties as a means of payment. A lack of expansion by HBAR into retail and commercial markets or a contraction of such use may result in a reduction in the price of HBAR, which could adversely affect an investment in the Trust.

In addition, there is no assurance that HBAR will maintain its value over the long term. The price of HBAR is subject to risks related to its usage. Even if growth in Hedera Network adoption occurs in the near or medium term, there is no assurance that HBAR usage will continue to grow over the long term. A contraction in use of HBAR may result in increased volatility or a reduction in the price of HBAR, which would adversely impact the value of the Shares.

The fixed supply of HBAR may negatively impact the operation of the Hedera Network.

The fixed supply of HBAR could also contribute to price volatility, especially if demand fluctuates significantly. Since the supply of HBAR is fixed, any significant surge in demand can result in large price spikes. For example, during periods of high market activity or speculation, the price of HBAR could rapidly increase due to the inability to expand supply to match demand. This volatility could make HBAR less predictable for businesses that rely on it for payments. Digital assets with a flexible supply, such as stablecoins, can adjust to maintain a stable value. HBAR, however, could experience price swings that make it less attractive for everyday transactions or long-term financial planning.

The fixed supply of HBAR may also not scale well with rapidly expanding use cases. As more businesses, financial institutions, and payment providers adopt HBAR for cross-border transactions and other use cases, there is a risk that the fixed supply may not meet the growing demand, leading to supply shortages and further price volatility. In the case of massive adoption, the scarcity of HBAR could raise its value too much, making it less appealing for day-to-day transactions or use as a liquidity bridge in cross-border payments, as businesses might prefer a more stable and widely available currency.

The significant holdings of HBAR by the Hedera Council and other early stakeholders could have an adverse effect on the market price of HBAR.

The Hedera Council holds a large portion of the HBAR supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release HBAR into the market, the Hedera Council still retains control over a significant portion of HBAR, which can impact market dynamics if large amounts are sold. The concentration of HBAR in the hands of the Hedera Council and early stakeholders has sometimes led to perceptions of centralization, which could affect the market’s confidence in HBAR as a decentralized asset.

Competition from other consortia or private blockchains, could have a negative impact on the price of HBAR and adversely affect an investment in the Shares.

Many consortia and financial institutions that are potential HBAR users are researching and investing resources into private or permissioned blockchain platforms that could compete with HBAR to facilitate cross-currency transactions. Such initiatives, which include J.P. Morgan’s Onyx and Consensys’ Quorum, offer financial payment networks and have partnered with many financial institutions. However, unlike the Hedera Network, these platforms do not necessarily require a native digital currency like HBAR. In evaluating competing distributed ledger technologies, financial institutions may prefer permissioned blockchains without digital currencies over the Hedera Network and HBAR in the future. If financial institutions choose to use permissioned blockchains without digital currencies, the price of HBAR may be negatively affected, which would adversely affect an investment in the Shares.

Any name change and any associated rebranding initiative may not be favorably received by the digital asset community, which could negatively impact the price of HBAR and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on HBAR. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the price of HBAR and the value of the Shares.

The loss or destruction of a private key required to access HBAR may be irreversible. A Custodian’s loss of access to a private key associated with the Trust’s HBAR could adversely affect an investment in the Shares.

Transfers of HBAR among users are accomplished via HBAR transactions (i.e., sending HBAR from one user to another). The creation of an HBAR transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular HBAR, the HBAR is inaccessible. The custody of the Trust’s HBAR is handled by the Custodians, and the transfer of HBAR to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodians to safeguard the Trust’s HBAR holdings. If a Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s HBAR holdings, and the Trust’s private key(s) is(are) lost, destroyed or otherwise compromised and no backup of the private key(s) is(are) accessible, the Trust will be unable to access its HBAR, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is(are) misappropriated and the Trust’s HBAR holdings are stolen, the Trust could lose some or all of its HBAR holdings, which could adversely impact an investment in the Shares.

New competing digital assets may result in a reduction in demand for HBAR, which could have a negative impact on the price of HBAR and may have a negative impact on the performance of the Trust.

HBAR faces significant competition from other digital assets, as well as from other technologies or payment forms, such as SWIFT, ACH, remittance networks, credit cards and cash. There is no guarantee that HBAR will become a dominant form of cross-border payments, store of value or method of exchange.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of HBAR and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, HBAR and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, HBAR. As a result of any of the foregoing factors, the price of HBAR could decrease, which could adversely affect an investment in the Trust.

The price of HBAR may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the HBAR market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of HBAR. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the HBAR market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for HBAR, could cause artificial rather than genuine demand for HBAR, artificially inflating the price of HBAR, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the HBAR market. While USDC is designed to maintain a stable value at US $1.00 at all times, on March 10, 2023, the value of USDC fell below US $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for HBAR. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including HBAR), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the HBAR market, and affect the price of HBAR, and in turn impact an investment in the Shares.

Participants may cease operating nodes because they are provided no direct financial incentive to operate or because certain jurisdictions may limit or otherwise regulate node activities, which could negatively impact the value of HBAR and the value of the Shares.

On the Hedera Network, HBAR is used as a “fuel” to pay for network services and to reward nodes for providing their computing resources (bandwidth, processing power, memory) to the network. Participants run nodes for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the HBAR community. However, there is no guarantee that such entities or individuals will continue to do so. Additionally, entities or individuals running nodes in certain jurisdictions may be limited or prohibited from continuing these activities as a result of regulation or governmental decree.

Nodes ceasing operations or participation in the consensus mechanism would make the Hedera Network more vulnerable to malicious actors obtaining sufficient control to alter the hashgraph and hinder transactions. Any reduction in confidence in the confirmation process and security of the Hedera Network may adversely affect the Trust’s investments in HBAR. To the extent that a significant number of entities or individuals stop running nodes, there would be serious negative consequences to the Hedera Network’s functionality, security and overall existence.

If the Hedera Network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in HBAR could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of HBAR and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Hedera Network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in HBAR could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and HBAR could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Hedera Network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Hedera Network and/or adversely affect the price of HBAR, the attractiveness of the Hedera Network and an investment in the Shares of the Trust.

The Trust and the Sponsor, acting on behalf of the Trust, directly interact with parties that are themselves subject to AML program requirements under the Bank Secrecy Act or similar laws.

The Authorized Participants are registered broker-dealers or financial institutions exempt from broker-dealer registration and therefore are subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA. In accordance with its regulatory obligations, the Authorized Participants conduct customer due diligence.

When the Trust and the Sponsor, acting on behalf of the Trust, buy, sell or deliver, as applicable, HBAR, they transact directly with financial institution counterparties that are subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Trust will not hold any HBAR except those that have been delivered by the Trust’s HBAR trading counterparties in connection with creation requests.

If the Sponsor, the Trust, or an Authorized Participant were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, and such Authorized Participant would be at increased risk of potential criminal or civil lawsuits.

A temporary or permanent “fork” of the Hedera Network could adversely affect the value of the Shares.

A fork in the Hedera Network could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of HBAR at the time of announcement or adoption, or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either post-fork network or hashgraph, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Hedera Network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum blockchain to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and node validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and node validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a fracturing of the network. After a hard fork, it may become easier for an individual validator or validating pool’s power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, making it more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of HBAR at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell-off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Trust, the Sponsor, the Custodians, Authorized Participants, or other entities.

The only digital asset that will be held by the Trust is HBAR. If HBAR were to fork into two digital assets, the Trust may hold, in addition to its existing HBAR balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving HBAR. The Trust may receive or claim rights to any digital assets created by a fork of the Hedera Network that are supported by the Custodians and for which the Trust’s trading counterparties support a secondary market. Furthermore, the Pricing Benchmark does not track airdrops involving HBAR or the Hedera Network. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets airdropped to holders of HBAR. By investing in the Trust rather than directly in HBAR, you forgo potential economic benefits associated with airdrops. Before the Trust claims any digital asset resulting from a fork in the Hedera Network or an airdrop (other than HBAR), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part, and approval of an application by the Exchange to amend its listing rules. If such approvals are not obtained, the Sponsor will cause the Trust to irrevocably abandon such digital asset.

In the event of a hard fork of the Hedera Network, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the highly unlikely event of a hard fork of the Hedera Network, the Sponsor will use its discretion to determine, promptly and in good faith, which digital asset network, among a group of incompatible forks of the Hedera Network, is generally accepted as the Hedera Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of HBAR, users, services, businesses, node validators and other constituencies, as well as the actual continued acceptance of, and node validator and community engagement with, the Hedera Network, along with market capitalization and trading activity. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Custodians, security vendors and the Benchmark Provider on what is generally accepted as HBAR and should therefore be considered “HBAR” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Hedera Network, a Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s HBAR holdings.

In the event of a hard fork of the Hedera Network, a Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer HBAR on a Custodian’s platform. Such a delay may be intended to permit a Custodian to assess the resulting versions of the Hedera Network, to determine how best to securely “split” the HBAR from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which a Custodian’s operations are halted.

In addition, any losses experienced by a Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including HBAR, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are not uncommon on the Hedera Network. Airdrops may be conducted by sending a token to the holders of set amounts of HBAR or to particular public addresses on the Hedera Network. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks; the Trust may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable and, if possible, immediately, distribute such assets to the Sponsor. Once such assets have been acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition thereof. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to take custody of the Incidental Right or IR Asset;
●	the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;
●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to take custody of and secure such Incidental Right or IR Asset;
●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and
●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Right or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop on the Hedera Network (other than HBAR), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

If a malicious actor obtains control of more than 50% of the processing power of the Hedera Network, or otherwise obtains control over the Hedera Network through its influence over trusted nodes or otherwise, such actor could manipulate the Hedera Network, which could adversely affect the value of the Shares or the ability of the Trust to operate.

All networked systems are vulnerable to various kinds of attacks, including majority-controlled attacks, distributed denial-of-service strikes, botnet attacks, Sybil attacks, and malignant partition firewall coordinated assaults. As with any computer network, the Hedera Network could be subject to certain flaws, which could be exploited by attackers.

For example, the Hedera Network relies on a staking mechanism similar to PoS to protect the network from malicious actors. However, PoS is susceptible to Sybil attacks in which if an excess of 33% of nodes on the network act maliciously, they can disrupt or halt consensus. And if an excess of 66% of nodes become malicious, consensus can become corrupted. The development of software on and consensus around the Hedera Network could be temporarily or more permanently impacted.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in transaction recording and in the transfer of digital assets. Any similar attacks on the Hedera Network that impact the ability to transfer HBAR could have a material adverse effect on the price of HBAR and the value of the Shares.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power on the Hedera Network, it may be able to alter consensus on which transactions in Hedera rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new HBAR or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Hedera Network or the Hedera community did not reject the fraudulent blocks as malicious, reversing any changes made to the hashgraph may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Hedera Network.

A malicious actor may also obtain control over the Hedera Network through its influence over key governance decisions of the network by gaining direct control over a Hedera Council member. To the extent that the Hedera governance mechanisms do not work, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Hedera Network in this manner will remain heightened.

The digital asset trading platforms on which HBAR trades are relatively new and largely unregulated or may not be complying with existing regulations.

Digital asset markets, including spot markets for HBAR, are growing rapidly. The digital asset trading platforms through which HBAR and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of HBAR for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring HBAR from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as HBAR on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which HBAR trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Hedera Network and can slow down the mass adoption of HBAR. Further, digital asset trading platform failures or the failure of any other major component of the overall HBAR ecosystem can have an adverse effect on HBAR markets and the price of HBAR, and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of HBAR trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in HBAR generally and result in greater volatility in the market price of HBAR and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an HBAR trading platform may impact the Trust’s ability to determine the value of its HBAR holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at HBAR trading platforms makes them appealing targets for hackers and a number of HBAR trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences both for users of digital asset trading platforms and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased by more than 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-e, a now-defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset trading platform, Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The distributed ledger infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others, (1) “wash trading”; (2) persons with a dominant position in HBAR manipulating HBAR pricing; (3) hacking of the Hedera Network and trading platforms; (4) malicious control of the Hedera Network; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in HBAR, new sources of demand for HBAR, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at HBAR trading platforms.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300 million to $600 million of digital assets were removed from FTX. The full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in HBAR, may adversely impact pricing trends in HBAR markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which HBAR trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the price of HBAR and/or negatively affect the market perception of HBAR.

To the extent that wash trading either occurs or appears to occur on trading platforms on which HBAR trades, investors may develop negative perceptions about HBAR and the digital assets industry more broadly, which could adversely impact the price HBAR and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which HBAR trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulation of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Momentum pricing.

The market price of HBAR is not based on any kind of claim, nor is it backed by any physical asset. Instead, the market value depends in part on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market price of HBAR and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, HBAR may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of HBAR and, in turn, an investment in the Trust.

The value of HBAR as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of HBAR has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the price of HBAR, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the price of HBAR will fall to a fraction of its current value, or even to zero. HBAR has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Political or economic crises may motivate large-scale sales of HBAR, which could result in a reduction in the price of HBAR and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, HBAR is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of HBAR, either globally or locally. Large-scale sales of HBAR would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of HBAR is pseudonymous, and the supply of accessible HBAR is unknown. Entities with substantial holdings in HBAR may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of HBAR and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own HBAR or the quantity of HBAR that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early HBAR adopters hold a significant proportion of the HBAR that has been created to date. There are no regulations in place that would prevent a large holder of HBAR from selling HBAR it holds. To the extent such large holders of HBAR engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of HBAR and adversely affect an investment in the Shares.

Irrevocable nature of hashgraph-recorded transactions.

HBAR transactions recorded on the Hedera Network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Hedera Network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the hashgraph, an incorrect transfer of HBAR or a theft of HBAR generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s HBAR could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s HBAR through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred HBAR. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect Hedera Network operations, which may adversely affect the HBAR industry and an investment in the Trust.

The Hedera Network relies on the internet. A significant disruption of internet connectivity could disrupt the Hedera Network’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Hedera Network, participants may lose faith in the security of HBAR, which could affect HBAR’s value and consequently the value of the Shares.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer HBAR could have a material adverse effect on the price of HBAR and the value of an investment in the Shares.

Potential amendments to the Hedera Network’s protocols and software could, if accepted and authorized by the Hedera Network community, adversely affect an investment in the Trust.

The Hedera Network is governed by the Hedera Council, a rotating group of global organizations that span across multiple industries and geographies. The primary responsibilities of Hedera Council members are to: (i) participate in the governance of the Hedera Network; and (ii) host and maintain a node on the Hedera Network. Hedera Council members contribute their expertise and experience in Hedera Council deliberations and decision-making relating to software updates, Hedera Treasury management, network pricing, regulatory compliance, and other key governance matters.

Each Council member holds an equal ownership interest in the Hedera Network and has equal voting rights on governance matters. The Hedera Council votes on proposals to upgrade the Hedera Network software and other features, although the source code and protocols for Hedera are capable of being developed in an open- or closed-source environment for distributed applications.

The Hedera Council can propose amendments to the Hedera Network’s source code that, if accepted by nodes and users, could alter the protocols and software of the Hedera Network and the properties of HBAR. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new HBAR or changes to the HBAR supply, which could undermine the appeal and market price of HBAR. Alternatively, software upgrades and other changes to the protocols of the Hedera Network could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect, the speed, security, usability, or value of the Hedera Network or HBAR. As a result, the Hedera Network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

Double-spending risks.

The Hedera Network is designed to be resistant to double-spending risks through its consensus algorithm. However, if a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power on the Hedera Network, it may be able to alter consensus on which transactions in Hedera rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new HBAR or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Hedera Network or the Hedera community did not reject the fraudulent blocks as malicious, reversing any changes made to the hashgraph may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Hedera Network.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying HBAR could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal HBAR held by others, which could adversely affect the demand for HBAR and therefore adversely impact the price of HBAR and the value of the Shares. Even if a digital asset other than HBAR were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including HBAR, and therefore adversely affect the value of the Shares.

Mathematical or technological advances, including quantum computing, could undermine the Hedera Network’s cryptographic security.

The Hedera Network is premised on the security of cryptographic algorithms that underpin transaction signing and network integrity. While quantum computing and network security are rapidly evolving technologies, Hedera hashes use the SHA-384 standard to link hashgraph history and verify data integrity, which is considered by industry experts to be post-quantum secure. Hedera has migrations underway for digital signatures for user keys and network operations to bring those feature to a post-quantum secure state.Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of HBAR and other digital assets. However, recent research has suggested that quantum computing technology may be advancing faster than previously anticipated. For example, in February 2025, Microsoft announced its Majorana 1 chip, which is claimed to have the potential to support a one-million-qubit quantum computer. More significantly, on March 31, 2026, Google Quantum AI published research concluding that breaking the elliptic curve cryptography underlying most major cryptocurrencies, including HBAR, may require approximately a 20-fold fewer quantum computing resources than researchers had previously estimated—potentially as few as 500,000 physical qubits. Google stated that it published this research to “raise awareness” and urge the cryptocurrency community to begin transitioning to stronger, quantum-resistant security standards before such computers become a reality. Researchers affiliated with the Ethereum Foundation who co-authored the Google paper estimated at least a 10% chance that a quantum computer capable of breaking this encryption could exist by 2032. Google has itself set 2029 as a target for completing its own migration to quantum-resistant protections.

The Hedera Network uses two types of security technology: digital signatures (which prove that a transaction was authorized by the rightful owner) and hash functions (which protect the integrity of the network’s records). The digital signature methods currently used by Hedera(known as Ed25519 and ECDSA)are believed to be secure against today’s computers, but could potentially be broken by future quantum computers. Google’s research identified two main ways a quantum computer could attack cryptocurrencies like HBAR. First, a quantum computer might intercept a transaction while it is being processed, using briefly exposed information to steal the funds before the transaction is completed. Second, a quantum computer could target wallets whose information was previously made public—for example, wallets that have reused the same address multiple times—giving an attacker time to attempt theft. Because the Hedera Network has no central authority that can reverse transactions, any theft resulting from a quantum attack would likely be permanent and unrecoverable.

Hedera uses advanced security standards for protecting the integrity of its transaction history, and these protections are believed to be resistant to quantum computer attacks. However, the digital signature technology that Hedera currently uses to authorize transactions is not quantum-resistant. Hedera has stated that its system was designed to allow for future upgrades to quantum-resistant security methods, and in August 2024, the U.S. National Institute of Standards and Technology (NIST) finalized standards for new quantum-resistant algorithms that could be adopted. There is no guarantee, however, that Hedera will successfully implement these upgrades before a powerful quantum computer is developed, or that such upgrades will work as intended. Even if Hedera upgrades its network security, individual users and custodians, including those holding HBAR on behalf of the Trust, would need to migrate their wallets to the new system. Wallets that are not migrated could remain vulnerable. Hedera’s governance structure, which is controlled by a council of up to 39 enterprise members rather than a decentralized group of miners and developers, may allow for a more coordinated security upgrade than would be possible on networks like Bitcoin. Upgrading to quantum-resistant methods may also increase transaction costs on digital asset networks, potentially making them less attractive to users. The vulnerability to quantum attacks is not unique to Hedera and most digital asset networks face similar risks. If a quantum attack were to occur, it could result in the theft of HBAR held by the Trust or a broader loss of confidence in the security of digital assets, either of which could have a material adverse effect on the value of the Shares and could result in the loss of some or all of a Shareholder’s investment.

Competition from the emergence or growth of other digital assets or methods of investing in HBAR could have a negative impact on the price of HBAR and adversely affect the value of the Shares.

As of April 2026, HBAR was the 28th largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of April 2026, there are over 21 million alternative digital assets, having a total market capitalization of approximately $2.63 trillion (including the approximately $4 billion market cap of HBAR), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. Many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Hedera Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, HBAR and thereby adversely affect the value of the Shares.

Investors may invest in HBAR through means other than the Shares, including through direct investments in HBAR and other potential financial vehicles, possibly including securities backed by or linked to HBAR and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in HBAR directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of HBAR are formed and represent a significant proportion of the demand for HBAR, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding HBAR, could negatively affect the Pricing Benchmark, the Trust’s HBAR holdings, the price of the Shares, and the NAV of the Trust.

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded HBAR products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded HBAR products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of HBAR.

Congestion or delay in the Hedera Network may delay purchases or sales of HBAR by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Hedera Network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Hedera Network. Any delay in the Hedera Network could affect an Authorized Participant’s ability to buy or sell Hedera Network at an advantageous price resulting in decreased confidence in the Hedera Network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Hedera Network and the value of the Trust would be adversely affected.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in HBAR and, consequently, the Trust, is speculative. The price of HBAR is volatile, and market movements of HBAR are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of HBAR.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s HBAR holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of HBAR.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although some creations or redemptions may take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of HBAR per share.

Different from directly owning HBAR.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased HBAR directly. The differences in performance may be due to factors such as fees, transaction costs, and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning HBAR directly, such as the right to claim air drops. See “The inability to recognize the economic benefit of a ‘fork’ or an ‘air drop’ could adversely impact an investment in the Trust.”

Pricing Benchmark tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Pricing Benchmark or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell HBAR may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that an HBAR spot market or governmental authority may suspend or restrict trading in HBAR altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting HBAR or other issues affecting counterparties. HBAR is a new asset with a very limited trading history. Therefore, the markets for HBAR may be less liquid and more volatile than other markets for more established products.

The value of the Shares may be influenced by a variety of factors unrelated to the value of HBAR.

The value of the Shares may be influenced by a variety of factors unrelated to the price of HBAR and the HBAR exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of HBAR have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Hedera Network may increase the potential for HBAR to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’, or its Authorized Participant Designee’s, buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants may take long or short positions in HBAR for hedging or other purposes and in some cases those positions may be substantial relative to the HBAR market as a whole. Authorized Participants’, or an Authorized Participant Designee’s, purchase of HBAR in connection with Basket creation orders may cause the price of HBAR to increase, which will result in higher prices for the Shares. Increases in the HBAR prices may also occur as a result of HBAR purchases by other market participants who attempt to benefit from an increase in the market price of HBAR when baskets are created. The market price of HBAR may therefore decline immediately after Baskets are created.

Selling activity associated with sales of HBAR by Authorized Participants, or their Authorized Participant Designee, in connection with redemption orders may decrease HBAR prices, which will result in lower prices for the Shares. Decreases in HBAR prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of HBAR by Authorized Participants, or their Authorized Participant Designee, may have on the price of HBAR, sales and purchases of HBAR by similar investment vehicles (if developed) could impact the price of HBAR. If the price of HBAR declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their HBAR exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient HBAR liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of HBAR, wide spreads between prices quoted on different HBAR trading platforms, the closing of HBAR trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to HBAR may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market

Arbitrage transactions intended to keep the price of Shares closely linked to the price of HBAR may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of HBAR to and by the Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of HBAR, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodians, the closing of HBAR trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Hedera Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying HBAR may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Hedera Network, the processing of transactions on the Hedera Network may be disrupted, which in turn may prevent HBAR Trading Counterparties from depositing or withdrawing HBAR from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of HBAR and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for HBAR should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering HBAR in return for Baskets, the price of Shares may diverge from the price of HBAR.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of HBAR and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying HBAR, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of HBAR, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying HBAR held by the Trust or sell Shares at a price lower than the value of the underlying HBAR held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded HBAR products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded HBAR products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s HBAR (i.e., at a greater premium or discount to the Trust’s NAV).

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of HBAR and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Hedera Network, thefts can be difficult to trace, which may make HBAR a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Benchmark Provider, the Transfer Agent, the Marketing Agent, the Administrator, or the Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s HBAR held in the Trust’s accounts with the Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s HBAR or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodians have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s HBAR may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s HBAR could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s HBAR. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s accounts with the Custodians, the private keys (and therefore HBAR) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with a Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Trust’s holdings of HBAR are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodians have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when a Custodian’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s HBAR. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s HBAR.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s HBAR is held in cold storage wallets with the Custodians pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodians utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s HBAR from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodians employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and the Custodians are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s HBAR and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Custodians and Cash Custodian could become insolvent.

If the Custodians or Cash Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of a Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodians. While other types of assets held in a similarly segregated manner have been deemed not to be part of the custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as either Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to a Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of such Custodian, and that customers of such Custodian – including the Trust – may be at risk of being treated as general unsecured creditors of such Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of a Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit a Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting a Custodian, Cash Custodian or HBAR trading counterparties could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of HBAR by the Sponsor to effectuate subscriptions for cash and the selling of HBAR to effect redemptions for cash and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s HBAR. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of HBAR. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with HBAR and digital assets. By concentrating its investment strategy solely in HBAR, any losses suffered as a result of a decrease in the price of HBAR can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell HBAR in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Hedera Network; (3) the HBAR market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which HBAR trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of HBAR represented by the Shares will decline over time.

Each outstanding Share represents a fractional, undivided interest in the HBAR held by the Trust. The Trust does not generate any income for Shareholders. While the Sponsor may stake the Trust’s HBAR, any Staking Rewards accrue to the Sponsor as compensation for services, not to the Trust or Shareholders. The Trust may transfer HBAR to pay Trust liabilities, including the Sponsor Fee. Therefore, the amount of HBAR represented by each Share will decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of HBAR over time, as the amount of HBAR required to create Shares proportionally reflects the amount of HBAR represented by the Shares outstanding at the time of such creation unit being created.

Shareholders should be aware that the gradual decline in the amount of HBAR represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of HBAR.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving HBAR more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s HBAR.

The Sponsor could decide to replace one or more of the Custodians as the custodian of the Trust’s HBAR, or the Custodians may cease providing the custodial services necessary for the Trust’s normal operations. For example, the Trust’s custodians may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with a Custodian to another party will likely be complex and could subject the Trust’s HBAR to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreements. To the extent that Sponsor is not able to find a suitable party willing to serve as a custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s HBAR.

Limited recourse.

Under the Custodial Services Agreements, the Custodians have limited liability for losses, claims, or damages to the Trust, which may impair the ability of the Trust to recover losses relating to its HBAR. However, these liability limitations do not apply in cases of the Custodians’ fraud, willful misconduct, or gross negligence. Specifically, under the Archax Custodial Services Agreement, claims and losses arising from fraud or willful misconduct are excluded from the aggregate liability cap, meaning the Archax Custodian’s liability is not limited in cases of fraud or willful misconduct. Similarly, under the BitGo Custodial Services Agreement, the exclusion of liability for consequential and other damages does not extend to cases of BitGo’s fraud, willful misconduct, or gross negligence; in cases of gross negligence, BitGo’s liability is limited to the value of the affected digital assets, and in cases of fraud or willful misconduct, BitGo’s liability is not capped. In addition, the Custodians are generally not liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodians’ policies and procedures that have been disclosed to the Trust, a force majeure event, or certain actions determined by the Custodians to be necessary or advisable to protect the security of the Trust’s assets. Furthermore, the Custodians are generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodians or any system failure, except to the extent such system failure was caused by the gross negligence, willful misconduct, or fraud of the Custodians or their affiliates. Under the Archax Custodial Services Agreement, the Archax Custodian has a general lien over the Trust’s HBAR held in custody as security for amounts owed by the Trust to the Archax Custodian and is entitled to sell the Trust’s HBAR to satisfy unpaid amounts. Pursuant to a side letter between the Sponsor and the Archax Custodian, the Sponsor (and not the Trust) is responsible for payment of custody fees to the Archax Custodian, which mitigates the risk that the Trust’s HBAR will become subject to such lien.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or a Custodian.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the HBAR holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding HBAR. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of HBAR. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its HBAR and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer HBAR may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its HBAR. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

HBAR has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the HBAR market, including advancements in the underlying technology, changes to HBAR may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which HBAR is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of HBAR. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to HBAR. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to HBAR, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the HBAR held by the Trust and, consequently, on the market value of HBAR.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;
●	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;
●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;
●	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;
●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;
●	affiliates of the Sponsor may start to have substantial direct investments in HBAR, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Pricing Benchmark price and, in turn, the value of the Shares; and
●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of Shareholders, which may adversely affect Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement without Shareholder consent. The Sponsor will determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. The Sponsor has broad authority to modify the Trust Agreement, including provisions that may govern the Shareholders’ rights, the Trust’s investment strategy, the Sponsor Fee, the calculation of NAV, the terms of creation and redemption of Shares, and other material terms of an investment in the Trust. The Sponsor implement amendments that Shareholders believe are adverse to their interests, and Shareholders will have limited recourse to prevent or reverse such amendments. Shareholders who are dissatisfied with an amendment will have no ability to consent or object to such amendment, and their sole recourse will be to sell or, through an Authorized Participant, redeem their Shares prior to the effective date of such amendment.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of hbar and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying hbar, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of hbar, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying hbar held by the Trust or sell Shares at a price lower than the value of the underlying hbar held by the Trust, causing Shareholders to suffer losses.

Risks Related to the Trust’s Staking Activities

Shareholders will not benefit from staking rewards generated by the Trust’s HBAR.

Pursuant to the Trust Agreement, to protect and conserve the Trust property, the Sponsor may stake the Trust’s HBAR with one or more staking providers approved by the Sponsor. Any expenses associated with staking the Trust’s HBAR will be borne by the Sponsor and not the Trust. Any staking rewards generated from the Trust’s HBAR holdings will accrue to the benefit of the Sponsor as partial compensation for its services to the Trust. Shareholders will not receive any portion of these staking rewards. Unlike an investment in HBAR held directly, where the holder could choose to stake HBAR and receive staking rewards for their own benefit, Shareholders in the Trust will not benefit economically from the Trust’s staking activities. This means that even if the staking rewards generated by the Trust’s HBAR holdings are substantial, the value of the Shares and the amount of HBAR attributable to each Share will not increase as a result of such rewards. Shareholders who purchase HBAR directly could potentially earn staking rewards that would increase the value of their holdings, whereas Shareholders in the Trust will not have this opportunity.

Staking the Trust’s HBAR involves operational and technological risks.

The staking of the Trust’s HBAR involves various operational and technological risks. These include, but are not limited to: (i) the risk that staking providers may experience technical failures, security breaches, or operational disruptions that could affect the Trust’s ability to stake its HBAR or to unstake and transfer its HBAR when needed; (ii) the risk that changes to the Hedera Network’s staking protocol could adversely affect the Trust’s staking activities or the value of the Trust’s HBAR; (iii) the risk that staking providers may fail to properly execute staking transactions or may fail to credit staking rewards appropriately; and (iv) the risk that regulatory developments could restrict or prohibit staking activities, which could require the Trust to cease staking its HBAR. Any of these risks could adversely affect the Trust’s operations or the value of the Shares.

The staking providers’ liability to the Trust may be limited.

The staking providers’ liability to the Trust for actions associated with staking the Trust’s HBAR is limited, and the staking providers may lack the assets or insurance in order to support the recovery of any losses incurred. While the Hedera Network’s staking mechanism does not involve slashing penalties that could result in loss of staked principal, there can be no guarantee that the Trust would be able to recover losses resulting from operational failures, security breaches, or other issues at staking providers. Accordingly, the recourse of the Trust to staking providers may be limited, which could adversely affect the Trust’s operations or the value of the Shares.

The Trust’s staking activities may have adverse tax consequences.

The tax treatment of staking activities and staking rewards is uncertain and evolving. The IRS has not issued definitive guidance on the tax treatment of staking rewards. Changes in tax laws or regulations, or differing interpretations of existing law, could adversely affect the Trust’s ability to stake its HBAR or could result in adverse tax consequences for the Trust or Shareholders. While staking rewards accrue to the Sponsor and not to the Trust or Shareholders, there can be no assurance that the IRS or other tax authorities will not take a different view, which could result in unexpected tax liabilities for the Trust or Shareholders. Prospective investors should consult with their tax advisors regarding the potential tax consequences of investing in Shares of a trust that engages in staking activities.

Staking may limit the Trust’s ability to quickly sell or transfer its HBAR.

While the Hedera Network’s staking mechanism does not involve lock-up periods or bonding requirements, and staked HBAR remains liquid, there may be circumstances where the Trust’s ability to quickly unstake, sell, or transfer its HBAR could be limited. These circumstances could include technical issues with staking providers, network congestion on the Hedera Network, or other operational challenges. If the Trust is unable to unstake and transfer its HBAR in a timely manner, this could affect the Trust’s ability to meet redemption requests or to sell HBAR to pay expenses, which could adversely affect the value of the Shares.

Redemption Liquidity Risk.

Although the Sponsor will stake the Trust’s HBAR in accordance with the Sponsor’s Liquidity Risk Management Policy, investors should be aware of the potential risk that the Trust may become unable to timely meet excessive redemption requests from Authorized Participants. While the Hedera Network’s staking mechanism does not involve lock-up periods, and staked HBAR generally remains liquid, if redemption requests from Authorized Participants surpass the Trust’s available HBAR, the Trust may face delays in processing these requests, potentially impacting share liquidity. In turn, investors may be impacted by increased trade spreads or inability to buy or sell shares. This risk is particularly relevant during periods of high market volatility or increased redemption activity, which may exacerbate liquidity constraints. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. Investors should consider the potential implications of staking on the liquidity of their investments.

Risks Associated with the Pricing Benchmark

The Pricing Benchmark has a limited history.

The price of HBAR in US dollars is calculated by CoinDesk Indices, a financial data website integrating spot market prices from various digital asset trading platforms. The Pricing Benchmark has a limited history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance.

The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes.

There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of HBAR in the future. The Benchmark Provider has no obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider.

Although the Pricing Benchmark is intended to accurately capture the market price of HBAR, third parties may be able to purchase and sell HBAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of HBAR on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of HBAR based on integrating spot prices of HBAR on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of HBAR as represented by the Pricing Benchmark. It is possible that the price of HBAR on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of HBAR, the price of the Shares may no longer track, whether temporarily or over time, the global market price of HBAR, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of HBAR. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of HBAR, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of HBAR and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of HBAR may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of HBAR used in Pricing Benchmark calculations and, therefore, could adversely affect the HBAR price as reflected by the Pricing Benchmark.

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

Although the Pricing Benchmark is designed to accurately capture the market price of HBAR, third parties may be able to purchase and sell HBAR on public or private markets not included among the Constituent Platforms of the Pricing Benchmark, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of HBAR, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate HBAR price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value HBAR, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of HBAR provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” HBAR will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of HBAR, the price of the Shares may no longer track, whether temporarily or over time, the global market price of HBAR, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of HBAR. To the extent such prices differ materially from the market price for HBAR, investors may lose confidence in the Shares’ ability to track the market price of HBAR, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” HBAR will be a common occurrence.

The Pricing Benchmark could fail to track the global HBAR price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of HBAR, third parties may be able to purchase and sell HBAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of HBAR on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of HBAR based on the integrated spot price of HBAR on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of HBAR as represented by the Pricing Benchmark. It is possible that the price of HBAR on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of HBAR, the price of the Shares may no longer track, whether temporarily or over time, the global market price of HBAR, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of HBAR. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of HBAR, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of HBAR differs materially from the global market price of HBAR and/or that third parties are able to purchase and sell HBAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s HBAR may be volatile, adversely affecting the value of the Shares.

The price of HBAR on public digital asset trading platforms has a limited history, and during this history, HBAR prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of HBAR generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of HBAR as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of HBAR and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of HBAR as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value HBAR in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of HBAR in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s HBAR holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of HBAR trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of HBAR.

Shareholders also should note that the size of the Trust in terms of total HBAR held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s HBAR holdings or HBAR holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

Digital Asset Markets In The United States Exist In A State Of Regulatory Uncertainty, And Adverse Legislative Or Regulatory Developments Could Significantly Harm The Value Of HBAR Or The Shares, Such As By Banning, Restricting Or Imposing Onerous Conditions Or Prohibitions On The Use Of HBAR, Mining Activity, Digital Wallets, The Provision Of Services Related To Trading And Custodying HBAR, The Operation Of the Hedera Network, Or The Digital Asset Markets Generally.

There is a lack of consensus regarding the regulation of digital assets, including HBAR, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or HBAR in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including HBAR, and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and HBAR held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. On March 17, 2026, the SEC and the CFTC jointly issued an interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets.” This interpretive release established a five-category digital asset taxonomy and specifically identified HBAR as a “digital commodity” that is not itself a security. While this interpretive release provides significant regulatory clarity regarding the status of HBAR, it is an interpretive rule and not binding law, and there can be no assurance that the SEC will not modify, supersede, or withdraw this interpretation in the future.”“

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the passage of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives but awaits consideration by the Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti-money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and HBAR held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling HBAR and therefore may adversely affect the price of HBAR and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether HBAR that has been associated with such addresses in the past can be easily sold. This “tainted” HBAR may trade at a substantial discount to untainted HBAR. Reduced fungibility in the HBAR markets may reduce the liquidity of HBAR and therefore adversely affect their price.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of HBAR and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Hedera Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the digital asset industry. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Solana wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Hedera Network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Cash Custodian – to reduce support for or cease offering services for HBAR or to the Trust, which could impair the utility of HBAR, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of HBAR and related products and services continues to evolve, may take many different forms and will, therefore, impact the Hedera Network and HBAR and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for HBAR businesses to provide services, which may impede the growth of the HBAR economy and have an adverse effect on consumer adoption of HBAR. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of HBAR’s status under federal or state securities laws, changes to regulations surrounding HBAR futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over HBAR, the Hedera Network, HBAR trading, or related activities impacting other parts of the digital asset market, may adversely impact HBAR and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the Commodity Exchange Act.

The Trust is not a registered investment company subject to the Investment Company Act. Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Trust will not engage in “retail commodity transactions”— any HBAR transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the Commodity Exchange Act and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

As HBAR and the broader digital assets ecosystem have grown, they have begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and may vary by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation, which could adversely impact the value of the Shares.

Current and future legislation, CFTC and SEC rulemaking, and other regulatory developments may impact the manner in which HBAR is treated for classification and clearing purposes. In particular, HBAR may be classified by the CFTC as a “commodity interest” under the Commodity Exchange Act and certain transactions in HBAR may be deemed to be commodity futures or HBAR may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate HBAR as a commodity interest or a security. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that HBAR is deemed to fall within the definition of a “commodity interest” under the Commodity Exchange Act, the Trust and the Sponsor may be subject to additional regulation under the Commodity Exchange Act and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s HBAR at a time that is disadvantageous to Shareholders.

Further, if any other digital asset with widespread markets is determined to be a “commodity interest” under the Commodity Exchange Act, it may have material adverse consequences for HBAR as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, trading platforms that feature digital assets that are determined to be commodity interests may face penalties or be required to shut down if they do not have the licenses required to facilitate the trading and clearance of such commodity interests, which could result in a reduction of the liquidity of HBAR markets.

HBAR and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including HBAR. The effect of any existing regulation or future regulatory change on the Trust or HBAR is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect digital assets, particularly with respect to digital asset exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, on May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital assets economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of digital assets, including HBAR, and, in turn, the value of the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use HBAR in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently HBAR is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use HBAR or to exchange HBAR for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of HBAR or the sale of HBAR to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of HBAR to fund cash redemptions are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the HBAR and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the HBAR held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of HBAR and transactions involving HBAR for United States federal income tax purposes may change.

Under current IRS guidance, HBAR is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in HBAR in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which HBAR is exchanged and the taxpayer’s basis in the HBAR. However, because HBAR is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in HBAR or in transactions relating to investments in HBAR may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of HBAR may have a negative effect on prices of HBAR and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving HBAR. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in HBAR or in transactions relating to investments in HBAR is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of HBAR and transactions involving HBAR for state and local tax purposes is not settled.

Because HBAR is a new technological innovation, the tax treatment of HBAR for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of HBAR for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of HBAR may have negative consequences, including the imposition of a greater tax burden on investors in HBAR or the imposition of a greater cost on the acquisition and disposition of HBAR generally. Any such treatment may have a negative effect on prices of HBAR and may adversely affect the value of the Shares.

A “fork” of the Hedera Network or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the Hedera Network, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the Hedera Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of HBAR, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Hedera Network. The outcome of such determination shall determine which asset is “HBAR” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is HBAR and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for Federal income tax purposes. A grantor trust is not permitted to change the investment of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “HBR.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the HBAR spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

HBAR is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where HBAR trade. In a highly volatile market, or if one or more spot markets supporting the HBAR market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in HBAR markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include situations where the Trust is unable to transact in HBAR or where the Trust is unable to value its HBAR holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the HBAR in the Trust’s HBAR custody account at a Custodian due to technical or operating issues at the Trust or such Custodian. Such disruptions may have an effect on overall HBAR liquidity or cause price spreads of HBAR to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Pricing Benchmark is not available or the Sponsor determines, in its sole discretion, that the Pricing Benchmark should not be used, the Trust’s HBAR investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. HBAR valued using techniques other than those employed by the Pricing Benchmark, including HBAR investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND HBAR PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the value of HBAR held by the Trust, less the expenses of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold HBAR and will value its net assets and the Shares daily based on the Pricing Benchmark. HBAR will be the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use HBAR by investing in the Shares rather than purchasing, holding and trading HBAR directly. The latter alternative would require an investor to acquire HBAR by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such HBAR by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the hashgraph, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

The Pricing Benchmark

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark as of 4:00 p.m. ET, which integrates spot market prices from various digital asset trading platforms. The Pricing Benchmark is designed to reflect the performance of HBAR in U.S. dollars. The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of HBAR in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of HBAR differs materially from the global market price of HBAR and/or that third parties are able to purchase and sell HBAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports. Because investors buy and sell Shares through brokers at current market prices rather than from the Trust directly, any changes in the methodology for the Trust’s NAV calculation, including substitute benchmarks or index, should not have a direct impact on the market price of the Shares. However, any such changes could impact the activities of Authorized Participants, who do buy and sell Shares at NAV, which in turn could impact the liquidity or availability of Shares for trading.

Pricing Benchmark Methodology

The Pricing Benchmark is a U.S. dollar-denominated composite reference rate for the price of HBAR. The Pricing Benchmark is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the HBAR reference rate, (2) provide a volume-weighted fair value of HBAR and (3) appropriately handle and adjust for non-market related events.

The Benchmark Price is determined by the Benchmark Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

Determination of the Benchmark Price

The Benchmark Price is determined by producing a time-weighted average price (“TWAP”) of the HBAR-USD CCIXber (the “Underlying Index”) by using the closing minute values between 3:00 pm and 4:00 pm New York time. The Reference Index applies an algorithm to the price of HBAR on the Constituent Platforms calculated on a per second basis over a 24-hour period.

The Underlying Index

The Underlying Index is designed to represent the fair market price of HBAR in US dollars by aggregating real trading data from multiple cryptocurrency exchanges. The calculation is based on a 24-hour volume-weighted average price, with additional adjustments to ensure accuracy, reliability, and resistance to manipulation.

To determine the rate, the Underlying Index collects every individual HBAR-USD and HBAR-USDC trade from the Constituent Platforms. Each trade record includes the price at which HBAR was traded for USD, the amount (volume) of HBAR traded, the exact time the trade occurred, and the Constituent Platform where the trade took place.

The system gathers trade data in real time, updating the Underlying Index every time a new HBAR-USD and HBAR-USDC trade is reported by any of the Constituent Platform. For each exchange, the system looks at all HBAR-USD and HBAR-USDC trades that occurred in the past 24 hours. Each trade’s price is multiplied by the amount of HBAR traded, giving more influence to larger trades. The sum of all these “price x volume” values is divided by the total volume traded in the 24-hour period, producing a volume-weighted average price for each Constituent Platform.

Once the volume-weighted average prices are calculated for all Constituent Platforms, the Underlying Index combines them, with each Constituent Platform’s contribution to the final rate weighted according to its trading volume. This means that Constituent Platform with more trading activity have a greater influence on the final rate. If a Constituent Platform has not reported a recent trade, its influence on the Underlying Index is reduced over time, ensuring the Underlying Index reflects the most current market conditions. The methodology also includes an outlier detection step; if a Constituent Platform’s price is significantly different from the others, its influence is reduced or removed to prevent distortion of the index. .

Selection of Constituent Platforms

To determine which Constituent Platforms are included in the Underlying Index, a structured and multi-step methodology is followed to ensure that only the most reliable and representative trading venues are selected. The process begins by establishing a broad universe of potential platforms, which includes all cryptocurrency exchanges that meet the baseline eligibility criteria set out in the CoinDesk Digital Asset Policy Methodology. These criteria require that an exchange must be classified as either Category 1 or Category 2, with Category 1 generally referring to U.S.-licensed exchanges and Category 2 to non-U.S. licensed exchanges that still meet certain standards. There must be at least two Category 1 exchanges included, ensuring a foundation of regulated and reputable platforms.

From this initial universe, further quantitative filters are applied. Each exchange’s trading volume for the relevant currency pair over the prior three months is measured as a percentage of the total trading volume across all eligible exchanges. For exchanges already contributing to the Underlying Index, a minimum of 2% of total volume is required, while new or non-contributing exchanges must meet a 3% threshold. Additionally, only exchanges that support direct USD-denominated trading for the asset in question are considered. Any exchange that has been specifically excluded under the policy methodology is automatically ineligible.

Once the eligible universe is established, exchanges are ranked by their three-month trading volume. The two highest-ranked Category 1 exchanges are selected first. If there are not enough Category 1 exchanges meeting the volume requirement, the threshold is relaxed until two are included. The remaining Constituent Platforms are then chosen based on overall trading volume, up to a maximum of eight platforms in total. If, after this process, there are fewer than three eligible exchanges, the volume requirements are further relaxed to ensure a minimum of three Constituent Platforms are included. In rare cases where even these relaxed standards cannot be met, the Index Committee will determine the appropriate course of action, which may include further adjustments or, if necessary, the removal of the index.

This methodology ensures that the Underlying Index is constructed from a universe of exchanges that are not only active and liquid, but also meet high standards for regulatory compliance and operational integrity. The process is reviewed and updated quarterly, with ongoing monitoring to address any anomalies or disruptions, thereby maintaining the accuracy and reliability of the index over time.

As of April 2026, the digital asset trading platforms included in the Underlying Index were Bitstamp, Crypto.com, Kraken, OKX, and Bybit. As further described below, the Sponsor and the Trust reasonably believe each of these digital asset trading platforms are in material compliance with applicable licensing requirements based on the trading platform category and jurisdiction, as detailed below, and maintain practices and policies designed to comply with AML and KYC regulations

Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. It is also regulated as a Payments Institution within the European Union and is registered as a Crypto Asset business with the U.K. FCA.

Crypto.com: A Singapore-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a non-depository trust company by the New Hampshire Banking Department. Crypto.com does not hold a BitLicense.

Kraken: A U.S. based exchange with global operating entities that hold licenses and registrations in the United States (FinCEN / MSB), UK (FCA), as well as registrations in Canada, Australia, and Hong Kong.

OKX: A U.S. based exchange with global operating entities that hold licenses and registrations in the United States (FinCEN / MSB) and the EU (MiCA).

Bybit: A British Virgin Islands based exchange that holds regulatory licenses in the UAE and the European Union. Bybit prohibits entities and individuals on U.S. / U.K. / EU sanctions lists from establishing accounts.

The below table reflects the trading volume in HBAR and market share of the HBAR-U.S. dollar (including stablecoins) trading pairs of each of the Constituent Platforms included in the Underlying Index as of April 2026:

Digital Asset Trading Platforms included in the Index as of April 2026	Volume ($)	Market Share(1)
Bybit	2,744,360	2.16%
Kraken	1,709,424	1.34%
OKX	1,658,503	1.31%
Crypto.com	879,378	0.69%
Bitstamp	484,717	0.38
Total HBAR-U.S. Dollar trading pair	7,476,382	5.88%
(1)	Market share is calculated using trading volume provided by the Index Provider.

The domicile, regulation and legal compliance of the digital asset trading platforms included in the Underlying Index varies. Information regarding each digital asset trading platform may be found, where available, on the websites for such digital asset trading platforms, among other places.

Although the Pricing Benchmark and the Underlying Index are designed to accurately capture the market price of HBAR, third parties may be able to purchase and sell HBAR on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Benchmark Price. Moreover, there may be variances in the prices of HBAR on the various digital asset trading platforms, including as a result of differences in fee structures or administrative procedures on different digital asset trading platforms. To the extent such prices differ materially from the Benchmark Price, investors may lose confidence in the Shares’ ability to track the market price of HBAR.

Pricing Benchmark Disclaimer

COINDESK® and CoinDesk Hedera CCIXber 60m New York Rate (the “Index”) are trade or service marks of CoinDesk Indices, Inc. (with its affiliates, “CDI”) and/or its licensors. CDI or CDI’s licensors own all proprietary rights in the Data.

CDI is not the issuer or producer of The Trust and has no responsibilities, obligations, or duties to investors in or holders of The Trust. The Index is licensed for use by Canary Capital Group LLC as the issuer of The Trust. The only relationship that CDI has with Canary Capital Group LLC in respect of The Trust is the licensing of the Index, which is administered and published by CDI, or any successor thereto, without regard to the issuer of the Trust or the owners or holders of the Trust.

Investors or holders acquire The Trust from Canary Capital Group LLC and investors and holders neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with CDI upon making an investment in or acquisition of The Trust. The Trust is not sponsored, endorsed, sold, or promoted by CDI. CDI makes no representation or warranty, express or implied, regarding the advisability of investing in or otherwise acquiring the Trust or the advisability of investing in securities or digital assets generally or the ability of the Index to track corresponding or relative market performance. CDI has not passed on the legality or suitability of the Trust with respect to any person or entity. CDI is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the Trust to be issued. CDI has no obligation to take the needs of the issuer or the owners or holders of the Trust or any other third party into consideration in administering, composing, calculating, or publishing the Index. CDI has no obligation or liability in connection with administration, marketing, or trading of the Trust.

The licensing agreement between Canary Capital Group LLC and CDI is solely for the benefit of Canary Capital Group LLC and CDI and not for the benefit of the owners or holders of the Trust or any other third parties.

CDI SHALL HAVE NO LIABILITY TO THE ISSUER, INVESTORS, HOLDERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE DATA. CDI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY OTHER DATA INCLUDED THEREIN. CDI RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE INDEX AND SHALL NOT BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED, OR INTERRUPTED PUBLICATION WITH RESPECT TO THE INDEX. CDI SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH, RESULTING FROM THE USE OF THE INDEX OR ANY OTHER DATA INCLUDED THEREIN OR WITH RESPECT TO THE TRUST.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds HBAR and is expected from time to time to issue Baskets in exchange for deposits of cash or HBAR and to distribute cash or HBAR in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the value of HBAR held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust will hold HBAR and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust is a straight-forward solution to seek its investment objective. Besides cash received in connection with purchase orders of Baskets, the Trust’s sole asset is expected to be HBAR held with the Custodians. The Sponsor believes that the Pricing Benchmark is a representative value for the USD-HBAR price of HBAR, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in HBAR. Any Staking Rewards associated with the staking of the Trust’s HBAR will not accrue to the Trust. The Trust will only sell HBAR (1) in connection with the redemption of Baskets for cash, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis HBAR pricing information based on the spot price for one HBAR from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (https://canary.capital) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

CALCULATION OF NAV

Under normal circumstances, the Trust’s only asset will be HBAR and, under limited circumstances, cash. The Trust’s HBAR is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. Eastern time (“ET”), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by multiplying the number of HBAR held by the Trust by the price produced by Pricing Benchmark for such day (each, a “Benchmark Price”), adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s HBAR by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark price to value HBAR in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the HBAR held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” HBAR will be a common occurrence.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for HBAR on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for HBAR, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for HBAR in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that HBAR is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through HBAR Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the HBAR Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s HBAR, the principal market in each scenario is determined by looking at the market-based level of volume and HBAR trading activity. HBAR Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable HBAR trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Bybit, Coinbase, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKX, and Poloniex. The Sponsor then, in consultation with a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for HBAR. The Sponsor then identifies that market as the principal market for HBAR during that period, and uses the price for HBAR from that venue at 4:00 ET as the principal market price.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on September 24, 2024, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to Trust Agreement, as amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of HBAR or cash represented by the NAV of the Baskets being created or redeemed. The total amount of HBAR or cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of HBAR. The Trust has no fixed termination date.

Pursuant to the Trust Agreement, to protect and conserve the Trust property, the Sponsor may stake the Trust’s HBAR with one or more staking providers approved by the Sponsor, which initially will be conducted by the Custodians. Any expenses associated with staking the Trust’s HBAR will be borne by the Sponsor and not the Trust. Any staking rewards generated from the Trust’s HBAR holdings will accrue to the benefit of the Sponsor as partial compensation for its services to the Trust, and will not accrue to the Trust or benefit Shareholders. The amount of HBAR represented by each Share will not increase as a result of staking rewards. The amount of HBAR represented by each Share will decline over time due to the transfer of the Trust’s HBAR to pay Trust liabilities, including the Sponsor Fee, regardless of whether the trading price of the Shares rise or fall.

The Sponsor will stake the Trust’s HBAR in accordance with the Sponsor’s liquidity risk management policy (the “Liquidity Risk Management Policy”), which is designed to satisfy the requirements of the Exchange’s listing rules. The Liquidity Risk Management Policy is designed to ensure that the Trust maintains sufficient liquidity to timely fulfill redemption orders to preserve the effective and efficient arbitrage mechanism of the Trust. The Liquidity Risk Management Policy assesses sources of credit, sources of tokens, and other relevant liquidity considerations against the settlement period for any redemption of the Trust’s shares. The Liquidity Risk Management Policy permits the Trust to maintain credit facilities to help meet redemption requests, which may include the Sponsor’s own credit facilities to serve as a source of backup liquidity for the Trust. As of the date of the Prospectus, no such credit facility has been entered into by the Trust. Subject to the Liquidity Risk Management Policy, the Sponsor may stake all of the Trust’s HBAR. The complete Liquidity Risk Management Policy is available on the Trust’s website at canaryetfs.com.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual fee of 0.95% of the Trust’s HBAR Holdings (the “Sponsor Fee”). The Trust’s “HBAR Holdings” is the quantity of the Trust’s HBAR plus any cash or other assets held by the Trust represented in HBAR as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in HBAR as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as partial compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s HBAR Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in HBAR and be payable monthly in HBAR or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of HBAR to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

Pursuant to the Trust Agreement, the Sponsor may stake the Trust’s HBAR with one or more staking providers approved by the Sponsor, which initially will be conducted by the Custodians. Any expenses associated with staking the Trust’s HBAR will be borne by the Sponsor and not the Trust. Any staking rewards generated from the Trust’s HBAR holdings (the “Staking Rewards”) will be paid directly to the Sponsor as partial compensation for services performed under the Trust Agreement. The Trust, and consequently the Shareholders, will not receive any portion of the Staking Rewards. There is no cap on the amount of staking rewards the Sponsor may receive.

As consideration for its receipt of the Staking Rewards and the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodians, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of HBAR, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of HBAR to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of HBAR in such quantity as may be necessary to permit the payment of Trust expenses and liabilities, including the Sponsor Fee, not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants.To the extent the Trust incurs any Extraordinary Expenses, the Trust will bear the costs of any transfers or sales of HBAR to pay such expenses. The Trust will seek to transfer HBAR at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in HBAR, the amount of HBAR transferred or sold may vary from time to time depending on the actual sales price of HBAR relative to the Trust’s expenses and liabilities (e.g., if the price of HBAR falls, the amount of HBAR needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell HBAR, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells HBAR, the Sponsor seeks quotes from its HBAR trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of HBAR incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least thirty (30) days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its HBAR or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

•	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of HBAR for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s HBAR assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying HBAR holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports as promptly as practicable following the effective date of any such amendments (but in no case later than the maximum time permitted by Form 8-K).

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodians, or the Benchmark Provider. The Sponsor, or its agent, will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. As compensation for its services, the Sponsor is entitled to receive all staking rewards generated from the Trust’s HBAR holdings. In consideration for receipt of the Sponsor Fees and any Staking Rewards, the Sponsor has agreed to pay all normal operating expenses of the Trust except for Extraordinary Expenses. The Sponsor Agreement may be terminated (i) by the Sponsor at any time upon thirty (30) days’ prior written notice or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties. The Sponsor Agreement may be assigned by either party upon prior notice to the other party.

The Sponsor is a wholly-owned subsidiary of Canary Capital Group Inc. At present, the primary business activities of Canary Capital Group Inc. and its subsidiaries are the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors, exchange-traded funds, private trusts, hedge funds and digital asset treasury companies and accounts. While the Sponsor’s personnel have significant experience managing exchange-traded vehicles such as the Trust, including exchange-traded vehicles that hold digital assets, the Sponsor is a newly-formed entity with no prior experience managing pooled investment vehicles.

The principal office of the Sponsor is:

Canary Capital Group LLC

8 Cadillac Drive, Suite 300

Brentwood, TN 37027

(615) 200-0788

The Sponsor’s leadership team brings over 50 years of combined experience in the exchange-traded fund industry, spanning product design, portfolio strategy, operations, and regulatory compliance. Steven McClurg has 15 years of experience in asset management and 10 years of experience in the crypto asset space. Kevin Farragher has 35 years of experience in asset management and 4 years of experience in the crypto asset space. Drew Hill has 10 years of experience in securities law and 10 years of experience in the crypto asset space. Josh Olszewicz has 7 years of experience in asset management and 12 years of experience in the crypto asset space. Team members have held senior positions at major financial institutions, where they led the development and management of public funds, including those offering exposure to digital assets. Their expertise in the crypto asset space is further reflected in their founding and operation of digital asset investment firms, several of which have been acquired by leading industry participants. In addition, the Sponsor’s principals bring deep legal and compliance experience across digital assets, securities regulation, and fund governance, offering a well-rounded perspective on the evolving regulatory frameworks shaping both traditional and digital markets.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least one hundred eighty (180) days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least sixty (60) days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodians, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsors Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the instruction to transfer HBAR required for the operation of the Trust. The Administration Agreement has an initial term of three (3) years and automatically renews for successive one (1) year periods unless either party provides at least ninety (90) days’ prior notice of non-renewal; the agreement may also be terminated by either party at any time upon ninety (90) days’ prior written notice or for material breach if not cured within fifteen (15) days of notice.

The Custodians

The Custodians are responsible for safekeeping all of the HBAR owned by the Trust. The Custodians were selected by the Sponsor. The Sponsor has responsibility for opening the HBAR Accounts with the Custodians. In addition, the Custodians facilitates the transfer of HBAR required for the operation of the Trust upon instructions from the Sponsor or the Administrator. The Archax Custodial Services Agreement may be terminated by either party for any reason upon two calendar months’ written advance notice, or by Archax immediately upon material breach not cured within thirty calendar days. The BitGo Custodial Services Agreement has an initial one (1) year term that automatically renews for successive one (1) year periods unless either party provides at least sixty (60) days’ prior notice of non-renewal; BitGo may terminate upon thirty (30) days’ notice for any reason or immediately for legal or regulatory non-compliance, and the Trust may terminate upon thirty (30) days’ notice subject to an early termination fee.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants. The Transfer Agency and Services Agreement has an initial term of three (3) years and automatically renews for successive one (1) year periods unless either party provides at least ninety (90) days’ prior notice of non-renewal; the agreement may be terminated by either party upon ninety (90) days’ prior written notice or for material breach if not cured within fifteen (15) days of notice.

The Cash Custodian

U.S. Bank, N.A. also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-HBAR assets of the Trust. The Cash Custody Agreement has an initial term of three (3) years and automatically renews for successive one (1) year periods unless terminated; the agreement may be terminated by either party upon ninety (90) days’ prior written notice, or by the Cash Custodian immediately for the causes specified in the Cash Custody Agreement.

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing HBAR market data relating to the calculation and maintenance of the Pricing Benchmark.

The Marketing Agent

The Marketing Agent is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations. The Marketing Agent Agreement has an initial term of three (3) years and continues automatically for successive one-year periods thereafter unless terminated; the agreement may be terminated by any party upon written notice if another party becomes insolvent or bankrupt, or if another party willfully and materially breaches its obligations and such breach has not been cured within sixty (60) days after written notice.

HBAR Trading Counterparties

The Trust buys and sells HBAR through HBAR trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of April 2026, the Trust has entered into agreements with each of Flowdesk, Cumberland DRW, FalconX, and JSCT to serve as an HBAR trading counterparty to the Trust. Jane Street Capital, Macquarie, Cantor Fitzgerald, ABN Amro, and Virtu Americas are Authorized Participants. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such HBAR trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in HBAR with the Trust. The agreements with the HBAR trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. The HBAR trading counterparties will have no obligation to participate in cash orders for creations and redemptions. Each of these third parties are, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. None of the HBAR trading counterparties are affiliated with the Sponsor.

The agreements with the HBAR Trading Counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. HBAR Trading Counterparties are required to adhere to specific service-level standards to ensure timely and accurate execution of transactions, including meeting settlement deadlines, maintaining transparency in pricing, and providing ongoing operational support. The HBAR Trading Counterparties will have no obligation to participate in cash orders for creations and redemptions. The Sponsor retains the discretion to trade with other third-party HBAR Trading Counterparties as necessary based on the Trust’s operational and liquidity needs. If the Sponsor engages any additional HBAR Trading Counterparties, shareholders will be notified of such additions through a prospectus supplement or the Trust’s periodic reports.

The Sponsor will decide which HBAR trading counterparties to place trade orders with based on, among other things, their ability to provide best execution for the Trust’s orders, any relevant regulatory or disciplinary history, and competitiveness of pricing. The Sponsor is under no obligation to utilize any HBAR trading counterparty for any particular tranactions or in association with any particular cash creation or redemption. Neither the Trust nor the Sponsor anticipate receiving any “soft dollar” or similar benefits from the selection of any HBAR trading counterparty.

CUSTODY OF THE TRUST’S ASSETS

The Trust has entered into the Custodial Services Agreements, pursuant to which the Custodians will custody all of the Trust’s HBAR in segregated accounts from time to time. The Custodians will keep all of the private keys associated with the Trust’s HBAR held by the Custodians in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s HBARs are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Custodians will generally keep a substantial portion of the Trust’s HBAR in cold storage on an ongoing basis, from time to time, portions of the Trust’s HBAR will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell HBARs including to pay Trust expenses. The Trust’s HBAR held in the cold storage by the Custodians are held in segregated wallets and therefore are not commingled with the Custodians’ or other customer assets.

The Sponsor will allocate the Trust’s HBAR between HBAR Accounts at the Archax Custodian, and the BitGo Custodian. In determining the amount and percentage of the Trust’s HBAR to allocate to each HBAR Account, the Sponsor will consider (i) the concentration of the Trust’s HBAR at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies and/or regulatory protections offered by each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s HBAR at each Custodian, (v) the fees and expenses associated with the transfer to or from the HBAR Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s HBAR held at the Archax Custodian or the BitGo Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of HBAR between the HBAR Accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of HBAR between the HBAR Accounts at each Custodian will occur “on-chain” over the Hedera Network. On-chain transactions are subject to all of the risks of the Hedera Network, including the risk that transactions will be made erroneously and are generally irreversible.

Custody of HBAR typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of HBAR from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s HBAR is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Custodians are involved in private key management operations, and the Custodians have represented that no single individual has access to full private keys. While the Custodians will generally keep a substantial portion of the Trust’s HBAR in cold storage on an ongoing basis, from time to time, portions of the Trust’s HBAR will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell HBAR to pay Trust expenses. The determination of what portion of the Trust’s HBAR to store outside of cold storage and for what duration will be made by the Sponsor at its sole discretion.

The Custodians may receive deposits of HBAR but may not send HBAR without the use of the corresponding private keys. In order to send HBAR when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a Custodian can upload the fully signed transaction to an online network and transfer the HBAR. Because the Custodians may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Sponsor will allocate the Trust’s HBAR between segregated accounts at each Custodian. In determining the amount and percentage of the Trust’s HBAR to allocate to each Custodian, the Sponsor will consider: (i) the concentration of the Trust’s HBAR at each Custodian; (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian; (iii) the insurance policies and/or regulatory protections offered by each Custodian; (iv) the fees and expenses associated with the storage of the Trust’s HBAR at each Custodian; (v) the fees and expenses associated with the transfer to or from the account at each Custodian; and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s HBAR held at either Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of HBAR between the accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of HBAR between the accounts at each Custodian will occur “on-chain” over the Hedera Network. On-chain transactions are subject to all of the risks of the Hedera Network, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust may engage third-party custodians or vendors besides the Custodians and Cash Custodian to provide custody and security services for all or a portion of its HBAR and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodians and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Custodians at any time. The Sponsor may, in its sole discretion, change the custodians for the Trust’s HBAR holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into HBAR custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance or be subject to regulatory protections that the Sponsor determines to be adequate, and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

The Trust may change the custodial arrangements described in this Prospectus at any time without advanced notice to Shareholders. To the extent the Trust engages an additional Custodian or there is a change in custodial arrangements deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Custody with the Archax Custodian

HBAR custodied by Archax Custodian is not commingled with assets of Archax Custodian or its respective affiliates or with assets of other customers of the Archax Custodian. The Archax Custodian has also agreed in the Archax Custodial Services Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s HBAR, and that the Trust’s HBAR assets are not treated as general assets of the Archax Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Archax Custodian has agreed to maintain the Trust’s HBAR in a separate, segregated account under the Trust’s name. Notwithstanding the foregoing, under the Archax Custodial Services Agreement, the Archax Custodian has a general lien over the Trust’s assets held in custody until the satisfaction of all liabilities and obligations owed by the Trust to the Archax Custodian, which lien is a continuing security regardless of any intermediate payment or settlement of account. In the event the Trust fails to pay amounts owed to the Archax Custodian when due, the Archax Custodian is entitled to sell all or any of the Trust’s HBAR and apply the proceeds toward such unpaid amounts. Pursuant to a side letter between the Sponsor and the Archax Custodian, the Sponsor (and not the Trust) is responsible for payment of custody fees to the Archax Custodian, which mitigates the risk that the Trust’s HBAR will become subject to such lien.

The Archax Custodian’s internal audit team performs periodic internal audits over custody operations, and the Archax Custodian has represented that Systems and Organizational Control (“SOC”) attestations and ISO/IEC 27001:2022 registrations covering information management systems, including private key management controls, are also performed on the Archax Custodian by an external provider.

In the event of a fork of the Hedera Network, the Archax Custodian may, in its sole discretion, determine whether or not to support (or cease supporting) either branch of the Hedera Network entirely, provided that they shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. Provided that the Archax Custodian shall make commercially reasonable efforts to assist the Trust and take the necessary steps to enable the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event, the Archax Custodian shall not have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the Hedera Network in the event of a fork. The Archax Custodian does not have any responsibility to support airdrops. The Trust Agreement provides, and the Sponsor has communicated to the Custodians, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

Under the Archax Custodial Services Agreement, the Archax Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, among others, the Archax Custodian’s aggregate liability under the Archax Custodial Services Agreement shall not exceed the net aggregate fees paid by the Trust to the Archax Custodian in the 12 months prior to the claim arising; and (ii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Archax Custodian is not liable, even if the Archax Custodian has been advised of or knew or should have known of the possibility thereof. There is no per-address or per-wallet liability sublimit under the Archax Custodial Services Agreement. The Archax Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Archax Custodian.

Custody with BitGo

BitGo is also authorized to safeguard the Trust’s HBAR holdings allocated to it by the Sponsor. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custodial Services Agreement, for the receipt, safekeeping, and maintenance of HBAR.

As a chartered banking association, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys safekeeped by BitGo will be held in cold storage in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for private key management include the BitGo Platform, hardware security modules (“HSMs”) and modular services. The BitGo cold custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material

Undisclosed personnel at BitGo hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

BitGo is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of HBAR held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Trust or to customers holding HBAR and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

BitGo’s fork policy determines that in the event of an upcoming modification to the Hedera Network that could result in a digital asset network fork or airdrop, BitGo will use best commercial efforts to provide the value of the forked digital asset. In addition to BitGo’s fork policy, BitGo adheres to the fork policy outlined by the CME. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by BitGo and assumes absolutely no responsibility in respect to new protocols. The Trust Agreement provides, and the Sponsor has communicated to the Custodians, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

The BitGo Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custodial Services Agreement. After the initial term, the BitGo Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. BitGo may terminate the BitGo Custodial Services Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the BitGo Custodial Services Agreement at any time upon providing at least thirty (30) days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreements provide that the Custodians may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodians will determine in their sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodians will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodians’ books and records for the Trust’s account with the Custodians. The Sponsor will disclaim such assets except as described herein. The Sponsor has not communicated any anticipatory disclaimer to the Custodians regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “HBR.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Baskets (described above), the Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker- dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus- delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

As of April 2026, Jane Street Capital, Macquarie, Cantor Fitzgerald, ABN Amro, and Virtu Americas have each executed an Authorized Participant Agreement.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of HBAR or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount HBAR required in a Basket Deposit (the “Basket HBAR Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of HBAR or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued and unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Marketing Agent.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell HBAR and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the HBAR market, it could affect the price of HBAR and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the HBAR or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of HBAR or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on HBAR or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of HBAR (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of HBAR with the Custodians, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Trust’s account at the relevant Custodian must be credited with the required HBAR by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required HBAR in an “on chain” transaction over the Hedera Network. Such on chain transactions are subject to the risks associated with Hedera Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Hedera Network congestion. Upon receipt of the Basket HBAR Deposit amount in the Trust’s account at the relevant Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Marketing Agent, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct an HBAR trading counterparty to purchase the amount of HBAR equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting HBAR will be deposited in the Trust’s account with the Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the HBAR acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account. To the extent the execution price of the HBAR acquired by the trading counterparty is less than the cash deposit amount, such excess cash will be returned to the Authorized Participant.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of HBAR or cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s HBAR and cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. EST or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket HBAR Deposit for a given day is determined by dividing the number of HBAR held by the Trust as of the opening of business on that business day, adjusted for the amount of HBAR constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of an HBAR smaller than .00000001 are disregarded for purposes of the computation of the Basket HBAR Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of HBAR, see “Calculation of NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes an HBAR purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its HBAR trading counterparties will be able to provide pricing based on the Pricing Benchmark price at 4:00 p.m. EST, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes HBAR trades will be the Pricing Benchmark price at 4:00 p.m. EST, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodians or Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Pricing Benchmark price at 4:00 p.m. EST as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s HBAR trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. EST, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit for any reason, including if the Sponsor determines that:

a.	the purchase order is not in proper form;

b.	the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

c.	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

d.	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

e.	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust;

f.	the value of Baskets to be created exceeds a purchase authorization limit afforded to the Authorized Participant by the Trust, and the Authorized Participant has not deposited an amount in excess of such purchase authorization with a Custodian prior to the designated cut-off time; or

g.	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute an HBAR transaction, when it believes the price of HBAR is being inconsistently, irregularly, or discontinuously published from HBAR trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on relevant Custodian. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled in HBAR (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of HBAR to the Authorized Participant or its Authorized Participant Designee, representing the amount of HBAR held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its Authorized Participant Designee of an amount of either HBAR (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The Transfer Agent will notify the Custodians, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account. For an In-Kind Redemption Order, the Sponsor will transfer the redemption HBAR amount from the Custodians to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant or its Authorized Participant Designee on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. EST, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Marketing Agent acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Marketing Agent, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. Neither the Marketing Agent, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor the Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension had not occurred. The Trust will notify Shareholders of any such suspension in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a creation order or redemption Order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of HBAR or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of HBAR. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of HBAR.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of either HBAR or cash. Deposits of HBAR are held by the Custodians on behalf of the Trust until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay Trust expenses, including the Sponsor Fee, and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of HBAR, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay Trust expenses, including the Sponsor Fee, and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to HBAR through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in HBAR outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including HBAR. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase and sale of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may in the future select service providers that are affiliates. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Retain independent public accountants to audit the accounts of the Trust;

•	Employ attorneys to represent the Trust;

•	Select the Trust’s Trustee, Administrator, Transfer Agent, Custodians, Marketing Agent, Benchmark Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	Provide for the safekeeping and use of the Trust’s assets, including staking;

•	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

•	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

•	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with purchase orders, receive directly or through its delegates the amount of HBAR or cash in a Basket;

•	In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of HBAR or cash, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of HBAR attributable to the Shares redeemed;

•	Interact with the Custodians and any other party as required;

•	Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

•	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•	Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

•	Perform such other services as the Sponsor believes the Trust may from time to time require; and

•	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

Consistent with the intention to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, the Sponsor will not have the power to vary the investments of the Trust and must manage the Trust’s assets in accordance with the strict limitations set forth in the Trust Agreement.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any HBAR or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodians

The Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its HBAR and any recovery may be limited, even in the event of fraud. In addition, the Custodians may not be liable for any delay in performance of any of their custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodians may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Benchmark Provider

The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark. The Benchmark Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Pricing Benchmark or any data included therein. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. Without limiting any of the foregoing, in no event shall the Benchmark Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Pricing Benchmark, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except for the limited circumstances where the Shareholders may vote on a replacement sponsor in the event of the Sponsor’s withdrawal, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following officers are primarily responsible for the management of the Trust’s ongoing operations:

Steven McClurg – Chief Executive Officer

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg served as the Chief Investment Officer of Valkyrie Investments. Mr. McClurg also founded Theseus Capital, a Blockchain-powered asset management platform, followed by joining Blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor. Mr. McClurg is the Principal Executive Officer of the Trust.

Drew Hill – President

Drew Hill is an experienced attorney specializing in blockchain, token and cryptocurrency law, with a focus on securities law and regulatory compliance for public and private funds. Previously, Mr. Hill served as General Counsel and Chief Compliance Officer at Valkyrie Investments, where he led the legal and compliance teams and played a key role in launching digital asset themed ETFs, including the spot Bitcoin ETF “BRRR” and the bitcoin miners ETF “WGMI.” Prior to his tenure at Valkyrie Investments, Mr. Hill was a key member of the nationally recognized Blockchain Practice at Frost Brown Todd LLC, advising clients on mergers and acquisitions, private fund formation, start-up fundraising and securities law compliance for token and cryptocurrency issuers. Mr. Hill currently serves as President and Chief Legal Officer of Canary Capital Group. Mr. Hill holds a Bachelor of Arts in Finance and Spanish from the Clark Honors College at the University of Oregon and a Juris Doctor from Northwestern University Pritzker School of Law.

Star Frohlich – Principal Financial Officer and Principal Accounting Officer

Starr Frohlich has extensive experience in finance and investment management. Ms. Frohlich currently serves as a Director on the Principal Financial Officer Services team at PINE Administrators, LLC, where she acts as Principal Financial Officer and Treasurer for registered fund products, overseeing financial, accounting and regulatory reporting functions. Previously, Ms. Frohlich was Vice President of Fund Administration at U.S. Bank Global Fund Services, where she supervised financial reporting and regulatory filings for a wide range of registered investment companies. Earlier in her career, she held senior fund accounting and financial reporting positions at JPMorgan Chase & Co. and AssetMark, Inc., supporting the operations and compliance of investment funds. Ms. Frohlich serves as the Principal Financial Officer and the Principal Accounting Officer of the Trust. Ms. Frohlich holds a Bachelor of Science in Accounting from the University of Minnesota and is a Certified Public Accountant.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or 1934 Act.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Chapman and Cutler LLP will render an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of December 31, 2025, incorporated by reference in this Prospectus has been so included in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s HBAR and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care in carrying out all of its duties and obligations under the Administration Agreement. The Administrator shall not be liable for any error of judgment, mistake of law, fraud or misconduct by the Trust or the Sponsor, or any loss suffered by the Trust or its affiliates in connection with the Administrator’s duties under the Administration Agreement, except a loss arising out of or relating to the Administrator’s refusal or failure to comply with the terms of the Administrator Agreement or from the Administrator’s bad faith, gross negligence, or willful misconduct in the performance of its duties under the Administration Agreement.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

Neither the Trust nor the Administrator shall be liable for any special, indirect, or consequential damages, including lost profits or goodwill, of any kind whatsoever arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the bad faith, gross negligence, or willful misconduct of the Administrator in the manner in which it carries out the instruction.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the State of Wisconsin.

Termination of the Administration Agreement

The Administration Agreement shall continue for an initial term of three (3) years. Following the initial term, the Administration Agreement shall automatically renew for successive one (1) year periods unless either party provides at least ninety (90) days’ prior notice to the end of the current term that is will not be renewing the agreement. The Administration Agreement may also be terminated by either party at any time upon ninety (90) days’ prior written notice to the other party, subject in the case of termination by the Trust to early termination fees (which will be assumed by the Sponsor).

The Archax Custodial Services Agreement

Under the Archax Custodial Services Agreement, the Archax Custodian is responsible for (1) safekeeping all of the HBAR owned by the Trust allocated to it by the Sponsor, (2) opening one or more accounts that hold the Trust’s HBAR and (3) facilitating the transfer of HBAR required for the operation of the Trust as directed by the Sponsor. The Archax Custodian is authorized by the Financial Conduct Authority of the United Kingdom to provide digital asset custody services; however, the custody services provided to the Trust are not regulated under the Financial Services and Markets Act 2000 and are not protected by the UK Financial Services Compensation Scheme or the Financial Ombudsman Service. The Archax Custodian is a wholly-owned subsidiary of Archax Group Ltd. Under the Archax Custodial Services Agreement, the Archax Custodian has a general lien over the Trust’s assets held in custody as security for amounts owed by the Trust to the Archax Custodian, and is entitled to sell the Trust’s HBAR to satisfy unpaid amounts. Pursuant to a side letter between the Sponsor and the Archax Custodian, the Sponsor (and not the Trust) is responsible for payment of custody fees to the Archax Custodian, which mitigates the risk that the Trust’s HBAR will become subject to such lien. The Trust has agreed to indemnify, defend, and hold harmless the Archax Custodian, its affiliates, and their respective directors, officers, employees, and agents from and against any and all losses, liabilities, judgments, suits, actions, proceedings, claims, penalties, damages, or costs (including reasonable legal fees) arising in connection with the Archax Custodial Services Agreement. The Archax Custodian may amend the Archax Custodial Services Agreement at any time upon 30 calendar days’ written notice to the Trust.

Under the Archax Custodial Services Agreement, the Archax Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of HBAR, or fraud or willful misconduct, among others, the Archax Custodian’s aggregate liability under the Archax Custodial Services Agreement shall not exceed the net aggregate fees paid to the Archax Custodian in the 12 months prior to the claim arising; and (ii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Archax Custodian is not liable, even if the Archax Custodian has been advised of or knew or should have known of the possibility thereof. There is no per-address or per-wallet liability sublimit under the Archax Custodial Services Agreement. The Archax Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Archax Custodian. Under the Archax Custodial Services Agreement, the Archax Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any failure or malfunction or defect in any hardware, software, or firmware, including any such occurrences caused by computer viruses, spyware, scareware, Trojan horses, worms, or other malware, or any phishing, spoofing, or other attack.

Either party may terminate the Archax Custodial Services Agreement for any reason upon providing two (2) calendar months’ written advance notice to the other party. The Archax Custodian may immediately terminate the Archax Custodial Services Agreement upon written notice if: (i) the Trust commits a material breach that remains uncured for thirty (30) calendar days after notice; (ii) the Trust ceases or threatens to cease to carry on a substantial part of its business; (iii) the imposition of any law or regulation renders performance impracticable; (iv) continuing to perform would breach anti-money laundering requirements or applicable law; (v) the Trust makes a voluntary arrangement with creditors, becomes subject to winding up, administration, or receivership proceedings, or is dissolved; or (vi) any event occurs that, in the Archax Custodian’s reasonable opinion, has or might have a material adverse effect on the Trust.

The BitGo Custodial Services Agreement

The BitGo Custodian is also authorized to safeguard the Trust’s HBAR holdings. The BitGo Custodian maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custodial Services Agreement, for the receipt, safekeeping, and maintenance of HBAR.

The BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

The BitGo Custodian cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by the BitGo Custodian’s employees or executives, and loss of keys directly related to the BitGo Custodian’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of the BitGo Custodian’s clients and is not specific to the Trust or to customers holding HBAR and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The BitGo Custodial Services Agreement has an initial term of one (1) year and will automatically renew for successive one (1) year periods unless either party notifies the other of its intention not to renew at least sixty (60) days prior to the expiration of the then-current term. Either party may terminate the BitGo Custodial Services Agreement if the other party breaches a material term and fails to cure such breach within thirty (30) calendar days following written notice. The BitGo Custodian may suspend or terminate the agreement immediately upon the occurrence of an event of default, including the Trust’s breach of any provision or representation, the Trust taking any action to dissolve or liquidate, the Trust becoming insolvent or subject to bankruptcy proceedings, or if a service provider is unable to support the Trust’s use. The Trust may terminate the agreement at any time upon providing at least thirty (30) days’ prior written notice.

Sponsor Agreement

Pursuant to the Sponsor Agreement between the Trust and Canary Capital Group LLC, the Sponsor was appointed to serve as sponsor for the Trust with full powers and rights to effectuate and carry out the purposes, activities and objectives of the Trust. The Sponsor is entitled to receive the Sponsor Fee as partial compensation for services performed under the Trust Agreement and the Sponsor Agreement, and will assume the Sponsor-paid Expenses of the Trust.

Termination of the Sponsor Agreement

The Sponsor Agreement may be terminated (i) by the Sponsor at any time upon thirty (30) days’ prior written notice, or (ii) by either party upon discovery of acts of fraud or willful malfeasance of the other party in performing its duties under the agreement. The Sponsor Agreement may be assigned by either party upon prior notice to the other party. Any obligation or liability of either party resulting from actions or inactions occurring prior to termination shall not be affected by termination of the Sponsor Agreement.

Marketing Agent Agreement

Pursuant to a marketing agent agreement (the “Marketing Agent Agreement”) between the Trust and Paralel Distributors LLC, the Marketing Agent assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Pursuant to the Marketing Agent Agreement, the Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Sponsor’s or the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for three years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (b) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

Transfer Agency and Services Agreement

U.S. Bancorp Fund Services, LLC serves as the Transfer Agent pursuant to a Transfer Agency and Services Agreement. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

The Transfer Agency and Services Agreement has an initial term of three (3) years and will automatically renew for successive one (1) year periods unless either party provides written notice at least ninety (90) days prior to the end of the then-current term that it will not be renewing the agreement. The agreement may be terminated by either party upon giving ninety (90) days’ prior written notice, or such shorter notice period as is mutually agreed upon by the parties. The Transfer Agent may terminate the agreement immediately if continued service would cause the Transfer Agent or its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority. The agreement may also be terminated by any party upon the breach of the other party of any material term if such breach is not cured within fifteen (15) days of notice of such breach. In the absence of any material breach, if the Trust elects to terminate the agreement prior to the end of the then-current term, the Trust is obligated to pay early termination fees, including all monthly fees through the remaining term of the agreement (which early termination fees will be assumed by the Sponsor).

Limitation on Transfer Agent’s Liability; Indemnification

The Transfer Agent is obligated to exercise reasonable care. Its liability is limited to direct damages arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties. The Trust is obligated to indemnify the Trust against claims not arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct.

Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-HBAR assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-HBAR assets for safekeeping. Amounts received in connection with the sale of HBAR shall be deposited into the Cash Account.

Standard of Care; Limitations of Liability; Indemnification

Liability of the Cash Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Cash Custodian is responsible for any actions or omissions of sub-custodians (if any) to the same extent as if those actions or omissions were performed by the Custodian itself. The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Cash Custodians as deemed appropriate.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect for an initial term of three (3) years and automatically renew for successive one (1) year terms unless terminated. The Cash Custody Agreement may be terminated by either party upon giving ninety (90) days’ prior written notice to the other party. The Custodian may terminate the Cash Custody Agreement immediately for the causes specified in the Cash Custody Agreement.

Index License Agreement

The Index License Agreement grants the Trust a limited, non-exclusive, non-transferable license to access and use specified CoinDesk indices and related data for internal business purposes and as benchmarks for certain ETFs, subject to detailed usage restrictions and attribution requirements. The Benchmark Provider is obligated to provide the agreed index data and services, including delivery via API and flat file, and to notify the Sponsor of material methodology changes. The Index License Agreement continues until no Service Schedules remain in effect, with each Service Schedule having an initial two-year term and automatic one-year renewals unless either party provides at least ninety days’ notice of non-renewal. Either party may terminate for material breach (with a 30-day cure period if curable), and upon termination, the Sponsor must cease use and expunge all Benchmark Provider data except as required for legal compliance. The Agreement also includes confidentiality, intellectual property, indemnification, and liability limitation provisions.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income, expenses and amounts realized should “flow through” to the Shareholders, and the Trustee will report to Shareholders and the IRS on that basis. The opinion of Chapman and Cutler LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses, subject to some specialized allocation rules for widely held fixed investment trusts. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying HBAR represented by the Shares and the additional HBAR purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the HBAR held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the HBAR with the cash. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying HBAR related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies HBAR as “property” that is not currency for U.S. federal income tax purposes and clarifies that HBAR can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of HBAR. Because HBAR is a new technological innovation, the U.S. federal income tax treatment of HBAR or transactions relating to investments in HBAR may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving HBAR. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in HBAR or in transactions relating to investments in HBAR is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use HBAR to pay certain expenses of the Trust or to fund cash redemptions if and when applicable. If the Trust sells HBAR (for example to generate cash to pay fees or expenses) or is treated as selling HBAR (for example by using HBAR to pay fees or expenses), a Shareholder will generally recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the HBAR that was HBAR. A Shareholder’s tax basis for its share of any HBAR sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the HBAR held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the HBAR remaining in the Trust should be equal to its tax basis for its share of the total amount of the HBAR held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the HBAR that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the HBAR held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the HBAR held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. A selling Shareholder may recognize additional gain or loss when the Trust sells or disposes of HBAR, as described above, attributable to the portion of the year the Shares were held. Based on current IRS guidance, such gain or loss on the sale of Shares (as well as any gain or loss realized by a Shareholder on account of the Trust selling HBAR) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the HBAR that was sold and otherwise will be short-term capital gain or loss.

Sales of HBAR to fund cash redemptions are expected to result in gains and losses with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the HBAR and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the HBAR held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

If an Authorized Participant requests an in-kind redemption pursuant to the terms of the Authorized Participant Agreement and such redemption is operationally feasible, Authorized Participants may receive an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the HBAR held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the HBAR held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption for HBAR, that is treated as the basis of the HBAR received by the Shareholder in the redemption.

Except for cash temporarily held to pay Trust expenses, to facilitate redemption transactions, or received in creation transactions, the Trust will only invest in HBAR. In the event of a fork, the Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Hedera Network (other than what the Sponsor determines to be HBAR). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. If, despite such abandonment, the Trust were to receive any digital asset resulting from a fork in the Hedera Network (other than what the Sponsor determines to be HBAR), the Trust Agreement requires the Sponsor to cause the forked asset to be sold and have the proceeds distributed to the Shareholders. The sale of a forked asset received by the Trust will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of HBAR by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in HBAR held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS
BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying HBAR held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable Prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable Prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant Prospectus supplement.

You should not assume that the information in this Prospectus or any applicable Prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable Prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.fidelity.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act. These filings will contain certain important information that does not appear in this Prospectus. The reports and other information are available online at www.sec.gov.

The SEC allows the “incorporation by reference” of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 31, 2026;

2.	Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2026, as filed with the SEC on May 13, 2026;

3.	The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on October 27, 2025, as updated by Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 31, 2026.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this Prospectus. The statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above listed documents.

You may request a copy of these filings, at no cost, by writing or telephoning the Sponsor at the following address: Canary Capital Group LLC, 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027, telephone: (312) 845-3484. You may also access these filings on the Trust’s website at https://canary.capital or on the SEC’s website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at https://canaryetfs.com/privacy.

CANARY HBAR ETF

SHARES

PROSPECTUS

[    ], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Canary Capital Group LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$0*
Listing fee (actual)	$4,000
Auditor’s fees and expenses	$10,000
Legal fees and expenses	$250,000
Printing expenses	$8,000
Miscellaneous expenses	$0
Total	$272,000

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

N/A

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1***	Form of Second Amended and Restated Trust Agreement, incorporated by reference to Exhibit 3.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on May 1, 2026.

3.2***	Certificate of Trust, incorporated by reference to Exhibit 3.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on November 12, 2024.

5.1***	Opinion of Chapman and Cutler LLP as to legality, incorporated by reference to Exhibit 5.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on October 7, 2025.

8.1*	Form of Opinion of Chapman and Cutler LLP as to tax matters.

10.1***	Form of Initial Authorized Participant Agreement, incorporated by reference to Exhibit 10.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

10.2***	Marketing Agent Agreement, incorporated by reference to Exhibit 10.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

10.3***	Archax Custodial Services Agreement and Side Letter, incorporated by reference to Exhibit 10.3 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on May 1, 2026.

10.4***	BitGo Custodial Services Agreement , incorporated by reference to Exhibit 10.4 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

10.5***	Fund Administration Servicing Agreement, incorporated by reference to Exhibit 10.5 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

10.6***	Transfer Agent Servicing Agreement, incorporated by reference to Exhibit 10.6 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

10.7***	Fund Accounting Servicing Agreement, incorporated by reference to Exhibit 10.7 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

10.8***	Form of Amended and Restated Sponsor Agreement, incorporated by reference to Exhibit 10.8 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on May 1, 2026.

10.9***	Cash Custody Agreement (Custodian Agreement), incorporated by reference to Exhibit 10.9 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

10.10***	Index License Agreement, incorporated by reference to Exhibit 10.10 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on September 22, 2025.

23.1***	Consent of Independent Registered Public Accounting Firm, incorporated by reference to Exhibit 23.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on May 1, 2026.

23.2***	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1), incorporated by reference to Exhibits 5.1 and 8.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on October 7, 2025.

107***	Filing Fee Tables, incorporated by reference to Exhibit 107 of the Trust’s Registration Statement on Form S-1 (File No. 333-283135), filed on November 12, 2024.

* Filed herewith

** To be filed by amendment

*** Previously filed

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, and the State of Tennessee, on May 21, 2026.

CANARY HBAR ETF

Canary Capital Group LLC,
as Sponsor of the Trust

By:	/s/ Steven McClurg
Name: Steven McClurg
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven McClurg	Chief Executive Officer	May 21, 2026
Steven McClurg*	(Principal Executive Officer)

/s/ Starr Frohlich	Principal Financial Officer and	May 21, 2026
Starr Frohlich	Principal Accounting Officer

* The registrant is a trust and this person is signing in their capacity as an officer of Canary Capital Group LLC, the Sponsor of the registrant.